              HARTFORD HLS FUNDS
              FOR USE WITH THE HARTFORD
              VARIABLE INSURANCE PRODUCTS
              AND CERTAIN QUALIFIED
              RETIREMENT PLANS
              CLASS IA SHARES

AS WITH ALL MUTUAL FUNDS,
THE SECURITIES AND EXCHANGE
COMMISSION HAS NOT
APPROVED OR DISAPPROVED
THESE SECURITIES OR PASSED
UPON THE ADEQUACY OF THIS
PROSPECTUS. ANY
REPRESENTATION TO THE
CONTRARY IS A CRIMINAL
OFFENSE.



      PROSPECTUS

              EFFECTIVE MAY 1, 2001

                    [THIS PAGE IS INTENTIONALLY LEFT BLANK]

                               HARTFORD HLS FUNDS



                         CLASS IA SHARES
                         PROSPECTUS
                         MAY 1, 2001


                                  SECTOR FUNDS


GLOBAL COMMUNICATIONS HLS FUND



GLOBAL FINANCIAL SERVICES HLS FUND


GLOBAL HEALTH HLS FUND

GLOBAL TECHNOLOGY HLS FUND
                                  STOCK FUNDS

CAPITAL APPRECIATION HLS FUND

DIVIDEND AND GROWTH HLS FUND


FOCUS HLS FUND


GLOBAL LEADERS HLS FUND

GROWTH AND INCOME HLS FUND

INDEX HLS FUND


INTERNATIONAL CAPITAL APPRECIATION HLS FUND


INTERNATIONAL OPPORTUNITIES HLS FUND


INTERNATIONAL SMALL COMPANY HLS FUND


MIDCAP HLS FUND


MIDCAP VALUE HLS FUND


SMALL COMPANY HLS FUND

STOCK HLS FUND


VALUE HLS FUND

                             ASSET ALLOCATION FUNDS

ADVISERS HLS FUND


GLOBAL ADVISERS HLS FUND

                                   BOND FUNDS

BOND HLS FUND

HIGH YIELD HLS FUND

MORTGAGE SECURITIES HLS FUND
                               MONEY MARKET FUND

MONEY MARKET HLS FUND

HARTFORD HLS MUTUAL FUNDS
C/O INDIVIDUAL ANNUITY SERVICES
P.O. BOX 5085
HARTFORD, CT 06102-5085

INTRODUCTION
------------------------------------------------------------


The Hartford HLS Funds is a family of mutual funds (each a "fund" and together the "funds") which serve as underlying investment options for certain variable annuity and variable life insurance separate accounts of Hartford Life Insurance Company and its affiliates ("Hartford Life") and certain qualified retirement plans. Owners of variable annuity contracts and policyholders of variable life insurance contracts may choose the funds permitted in the accompanying variable insurance contracts prospectus. In addition, participants in certain qualified retirement plans may choose the funds permitted by their plans. Each fund offers two classes of shares: Class IA shares offered in this prospectus and Class IB shares offered pursuant to another prospectus.



Hartford Series Fund, Inc. is a corporation comprised of fourteen investment portfolios, each of which is a Hartford HLS Fund. The other Hartford HLS Funds are each separate corporations.



Each fund, except the Global Communications HLS Fund, Global Financial Services HLS Fund, Global Health HLS Fund, Global Technology HLS Fund, and Focus HLS Fund is a diversified fund. The Global Communications HLS Fund, Global Financial Services HLS Fund, Global Health HLS Fund, Global Technology HLS Fund and Focus HLS Fund are non-diversified funds. The non-diversified Funds other than the Focus HLS Fund are sometimes known as "sector funds.". Information on each fund, including risk factors for investing in diversified versus non-diversified funds, can be found on the pages following this summary. HARTFORD LIFE ALSO SPONSORS A FAMILY OF MUTUAL FUNDS KNOWN AS THE HARTFORD MUTUAL FUNDS, INC. WHICH ARE OFFERED DIRECTLY TO THE PUBLIC (THE "RETAIL FUNDS"). THE RETAIL FUNDS ARE SEPARATE FUNDS AND SHOULD NOT BE CONFUSED WITH THE HARTFORD HLS FUND INVESTMENT OPTIONS OFFERED IN THIS PROSPECTUS.



The investment manager to each fund is HL Investment Advisors, LLC ("HL Advisors"). The day-to-day portfolio management of the funds is provided by an investment sub-adviser -- either Wellington Management Company, LLP ("Wellington Management") or Hartford Investment Management Company ("HIMCO"). Information regarding HL Advisors, Wellington Management and HIMCO is included under "Management of the Funds" in this prospectus.


Please note that mutual funds are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Because you could lose money by investing in these funds, be sure to read all risk disclosures carefully before investing.

2                                                      HARTFORD HLS MUTUAL FUNDS

CONTENTS                                                                    PAGE
------------------------------------------------------------


A summary of each fund's goals,               Hartford Global Communications HLS Fund                  4
strategies, risks, performance and            Hartford Global Financial Services HLS Fund              6
fees.                                         Hartford Global Health HLS Fund                          8
                                              Hartford Global Technology HLS Fund                     10
                                              Hartford Capital Appreciation HLS Fund                  12
                                              Hartford Dividend and Growth HLS Fund                   14
                                              Hartford Focus HLS Fund                                 16
                                              Hartford Global Leaders HLS Fund                        18
                                              Hartford Growth and Income HLS Fund                     20
                                              Hartford Index HLS Fund                                 22
                                              Hartford International Capital Appreciation HLS
                                              Fund                                                    24
                                              Hartford International Opportunities HLS Fund           26
                                              Hartford International Small Company HLS Fund           28
                                              Hartford MidCap HLS Fund                                30
                                              Hartford MidCap Value HLS Fund                          32
                                              Hartford Small Company HLS Fund                         34
                                              Hartford Stock HLS Fund                                 36
                                              Hartford Value HLS Fund                                 38
                                              Hartford Advisers HLS Fund                              40
                                              Hartford Global Advisers HLS Fund                       42
                                              Hartford Bond HLS Fund                                  44
                                              Hartford High Yield HLS Fund                            46
                                              Hartford Mortgage Securities HLS Fund                   48
                                              Hartford Money Market HLS Fund                          50

Further information on the                    Investment strategies and investment matters            52
funds.                                        Management of the funds                                 54
                                              Purchase and redemption of fund shares                  55
                                              Determination of net asset value                        56
                                              Dividends and distributions                             57
                                              Exchange privileges                                     57
                                              Federal income taxes                                    57
                                              Brokerage commissions                                   57
                                              Variable Contract Owner Voting Rights                   57
                                              Plan Participant Voting Rights                          57
                                              Performance related information                         57
                                              Distributor, Custodian and Transfer Agent               58
                                              Financial highlights                                    59
                                              For more information                            back cover


HARTFORD HLS MUTUAL FUNDS                                                      3

HARTFORD GLOBAL COMMUNICATIONS HLS FUND
--------------------------------------------------------------------------------



INVESTMENT GOAL. The Hartford Global Communications HLS Fund seeks long-term capital appreciation.



INVESTMENT STRATEGY. Under normal circumstances, the fund invests at least 80% of its total assets in equity securities of communications companies worldwide. The fund takes a broad approach to investing in the communications sector. It may invest in companies that: manufacture and distribute communications equipment; companies that provide traditional local and long-distance telephone service and equipment; companies that provide cellular, paging and local and wide area product networks or equipment; companies that provide satellite, microwave and cable television or equipment; and companies developing new communications technologies.



The fund's investment process focuses on stock selection through fundamental analysis. Fundamental analysis involves assessment of company-specific factors such as business environment, management quality, balance sheet, income statement, revenues, anticipated earnings and other related measures and indicators of value. Wellington Management uses its in-depth knowledge of the communications sector to select companies with the following attributes:



    - The current market price of its stock is at the low end of its historical relative valuation range



    - A positive change in operating results is anticipated but not yet reflected in the price of its stock



    -  Unrecognized or undervalued assets



    - Management that demonstrates that it can convert the above factors into shareholder value



The fund will consider selling a security when:



    -  Its target price is achieved



    - Expectations of future earnings/returns of its issuer are reduced due to fundamental changes in the issuer's business prospects



    - Equity securities of other comparable issuers in an industry are available at more attractive prices



The fund's portfolio is heavily concentrated in the industries comprising the communications sector and not considered diversified. Although the fund does not invest more than 10% of its total assets in the securities of a single issuer, it often holds relatively large positions in the securities of particular issuers. Except for temporary defensive purposes, the fund remains substantially fully invested. The fund may invest in securities of companies of any size capitalization. The annual portfolio turnover rate is expected to be less than 100%.


--------------------------------------------------------------------------------


MAIN RISKS. As with most equity funds, the value of your investment in the fund may go down in response to overall stock market movements and trends. Because the fund may invest in small, medium and large companies, its performance may be more volatile than that of a fund that invests primarily in larger companies. You could lose money as a result of your investment.



Equity securities of small or mid-sized companies may be more risky than those of larger companies. These companies may be young and have more limited operating or business history. Because these businesses frequently rely on narrower product lines and niche markets, they can suffer from isolated business setbacks.



The fund's investments are concentrated in the industries comprising the communications sector. This means that the fund may have greater market fluctuation and price volatility than a fund that maintains a more broadly diversified portfolio of securities by investing across a variety of sectors. Financial, business and economic factors affecting the communications sector are likely to have a substantial impact on the fund. Because market conditions, interest rates, economic, regulatory and financial developments are likely to have similar effect on many companies in the sector, they are likely to have a greater impact on a fund of this kind than on a broadly diversified fund. Similarly, because the fund may take larger positions in individual issuers than most mutual funds, it is subject to greater financial risk.



Fierce competition in many industries of the communications sector may cause companies to significantly reduce the prices of their products, which can reduce the companies' profitability. Should this occur throughout the sector, the value of the fund's investment portfolio could decline substantially. In addition, companies in this sector can suffer significant adverse effects from obsolescence of existing equipment, short product cycles and new market entrants. Such effects could reduce such companies' profitability and the market value of their securities. Finally, companies in this sector, particularly telephone operating companies, are often subject to government regulation of rates of return and services that can be offered. Overall, the fund's returns may be more volatile than those of a fund that is not subject to these risk factors.



Foreign investments may be more risky than domestic investments. Investments in securities of foreign issuers and non-dollar securities may be affected by fluctuations in currency exchange rates, incomplete or inaccurate financial information on companies, social upheavals and political actions ranging from tax-law changes to governmental collapse.



Wellington Management's investment strategy will significantly influence the fund's performance. If Wellington's strategy for selecting individual securities does not produce the desired results, the fund could underperform its peers or lose money.


--------------------------------------------------------------------------------


PAST PERFORMANCE. Because the fund has been in operation for less than one year no performance history has been provided.


4                                                      HARTFORD HLS MUTUAL FUNDS

                                         HARTFORD GLOBAL COMMUNICATIONS HLS FUND

--------------------------------------------------------------------------------


YOUR EXPENSES. This table describes the fees and expenses that you may pay if you buy and hold shares of the fund. Please note that this table does not include fees and expenses deducted at the variable life insurance or variable annuity contract level, or by a qualified retirement plan.



SHAREHOLDER FEES                                  CLASS IA


  (fees paid directly from your investment)



  Maximum sales charge (load) as a percentage of
    offering price                                  None
  Maximum deferred sales charge (load)              None
  Exchange fees                                     None



ANNUAL OPERATING EXPENSES


  (expenses that are deducted from the fund's assets)



  Management fees                                   0.85%
  Distribution and service (12b-1) fees             None
  Other expenses(1)                                 0.10%
  Total operating expenses                          0.95%



(1)  Estimated.

EXAMPLE. This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year, that the fund's operating expenses remain the same and that you reinvest all dividends and distributions. Because no sales charges apply to the Class IA shares you would have the same expenses whether or not you redeemed your shares. Although your actual costs may be higher or lower, based on these assumptions your costs would be:



EXPENSES                                          CLASS IA


  (with or without redemption)



  Year 1                                            $ 97
  Year 3                                            $304


[SIDE NOTE]


SUB-ADVISER



The fund is managed by Wellington Management using a team of its global industry analysts that specialize in the communications sector.

[END SIDE NOTE]

HARTFORD HLS MUTUAL FUNDS                                                      5

HARTFORD GLOBAL FINANCIAL SERVICES HLS FUND
--------------------------------------------------------------------------------



INVESTMENT GOAL. The Hartford Global Financial Services HLS Fund seeks long-term capital appreciation.


INVESTMENT STRATEGY. Under normal circumstances, the fund invests at least 80% of its total assets in equity securities of financial services companies worldwide. The fund takes a broad approach to investing in the financial services sector. It may invest in banks, savings and loan associations (and other thrifts), mortgage banking companies, insurance companies, securities brokers, asset management companies, leasing companies and consumer and industrial finance companies.


Because the financial services sector requires large pools of accumulated capital and stable economic, legal and political institutions, the vast majority of the world's market value in financial services stocks is located in North America and western Europe. Therefore the fund invests most of its assets in companies located in these two geographical regions. Wellington Management uses its in-depth knowledge of the financial services sector to assess the competitive situation and consolidation dynamics in each region.


The fund's investment process focuses on stock selection through fundamental analysis. Fundamental analysis involves the assessment of company-specific factors such as business environment, management quality, balance sheet, income statement, revenues, anticipated earnings and other related measures or indicators of value. Wellington Management uses this "bottom-up" approach to identify stocks with a favorable risk/reward profile.


A stock is considered to have a strong risk/reward profile if its issuer exhibits one or more of the following attributes:


    -  Management focuses on rewarding shareholders


    -  Market expectations of future earnings are too low


    - Market value does not reflect the fact that earnings are understated due to conservative accounting


    - Market value does not reflect the true value of the issuer's component businesses and there is some reason to believe that this disparity will not persist


    - It is an outstanding company but the stock is available at an average price because of the market's temporary indifference to quality


    - Its strength in a distinct product or geographic area makes it attractive to potential acquirers


The fund will consider selling a security when:


    - Its issuer's management has reverted to traditional attitudes towards shareholder value


    -  Market expectations of future earnings are too high


    - It can sell the security of an outstanding company at a significant premium due to the market's temporary overemphasis on quality


    -  Market value exceeds the true value of the issuer's component businesses


    - Market value does not reflect the fact that earnings are overstated due to aggressive accounting


    - Market value does not reflect the risk of potential problems in an important business component


    - Equity securities of other comparable issuers in an industry are available at more attractive prices


The fund's portfolio is heavily concentrated in the industries comprising the financial services sector and is not considered diversified. Although the fund does not invest more than 10% of its total assets in the securities of a single issuer, it often holds relatively large positions in the securities of particular issuers. Except for temporary defensive purposes, the fund remains substantially fully invested. The fund may invest in securities of companies of any size capitalization. The annual portfolio turnover rate is expected to be less than 100%.


--------------------------------------------------------------------------------


MAIN RISKS. As with most equity funds, the value of your investment in the fund may go down in response to overall stock market movements and trends. Because the fund may invest in small, medium and large companies, its performance may be more volatile than that of a fund that invests primarily in larger companies. You could lose money as a result of your investment.


Equity securities of small or mid-sized companies may be more risky than those of larger companies. These companies may be young and have more limited operating or business history. Because these businesses frequently rely on narrower product lines and niche markets, they can suffer from isolated business setbacks.


The fund's investments are concentrated in the industries comprising the financial services sector. This means that the fund may have greater market fluctuation and price volatility than a fund that maintains a more broadly diversified portfolio of securities by investing across a variety of sectors. Financial, business and economic factors affecting the financial services sector are likely to have a substantial impact on the fund. Because market conditions, interest rates, economic, regulatory and financial developments are likely to have similar effect on many companies in the sector, they are likely to have a greater impact on a fund of this kind than on a broadly diversified fund. Similarly, because the Fund may take larger positions in individual issuers than most mutual funds, it is subject to greater financial risk.


Each industry of the financial services sector is subject to extensive government regulation which can limit the amounts and types of loans and other financial commitments that companies can make, the interest rates and fees that they can charge, and the manner in which they distribute their products. Profitability can be largely dependent on the availability and cost of capital and can fluctuate significantly when interest rates change. Credit losses resulting from financial difficulties of borrowers can negatively affect lending institutions. Insurance companies can be subject to severe price competition. The financial services sector generally is undergoing rapid change as existing distinctions between financial service industries diminish. For example, recent mergers have combined insurance, finance and securities brokerage under single ownership. Likewise, some primarily retail companies have expanded into the securities brokerage and insurance industries.


Foreign investments may be more risky than domestic investments. Investments in securities of foreign issuers and non-dollar securities may be affected by fluctuations in currency exchange rates, incomplete or inaccurate financial information on companies, social upheavals and political actions ranging from tax law changes to governmental collapse.


Wellington Management's investment strategy will significantly influence the fund's performance. If Wellington's strategy for selecting individual securities does not produce the desired results, the fund could underperform its peers or lose money.


--------------------------------------------------------------------------------


PAST PERFORMANCE. Because the fund has been in operation for less than one year no performance history has been provided.


6                                                      HARTFORD HLS MUTUAL FUNDS

                                     HARTFORD GLOBAL FINANCIAL SERVICES HLS FUND

--------------------------------------------------------------------------------


YOUR EXPENSES. This table describes the fees and expenses that you may pay if you buy and hold shares of the fund. Please note that this table does not include fees and expenses deducted at the variable life insurance or variable annuity contract level, or by a qualified retirement plan.



SHAREHOLDER FEES                                  CLASS IA


  (fees paid directly from your investment)



  Maximum sales charge (load) as a percentage of
    offering price                                  None
  Maximum deferred sales charge (load)              None
  Exchange fees                                     None



ANNUAL OPERATING EXPENSES


  (expenses that are deducted from the fund's assets)



  Management fees                                   0.85%
  Distribution and service (12b-1) fees             None
  Other expenses(1)                                 0.10%
  Total operating expenses                          0.95%



(1)  Estimated.

EXAMPLE. This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year, that the fund's operating expenses remain the same and that you reinvest all dividends and distributions. Because no sales charges apply to the Class IA shares you would have the same expenses whether or not you redeemed your shares. Although your actual costs may be higher or lower, based on these assumptions your costs would be:



EXPENSES                                          CLASS IA


  (with or without redemption)



  Year 1                                            $ 97
  Year 3                                            $304


[SIDE NOTE]


SUB-ADVISER



The fund is managed by Wellington Management using a team of its global industry analysts that specialize in the financial services sector.

[END SIDE NOTE]

HARTFORD HLS MUTUAL FUNDS                                                      7

HARTFORD GLOBAL HEALTH HLS FUND
--------------------------------------------------------------------------------

INVESTMENT GOAL. The Hartford Global Health HLS Fund seeks long-term capital appreciation by investing at least 80% of its total assets in the equity securities of health care companies worldwide.


INVESTMENT STRATEGY. The focus of the fund's investment process is stock selection through fundamental analysis. The fund's approach to investing in the health care sector is based on in-depth understanding of medical science, regulatory developments, reimbursement policy trends, and individual company business franchises. The fund will exploit favorable macro trends for the health care sector including demographics.



The fund also seeks to invest in health care companies that benefit from the trend toward global consolidation, the biotechnology revolution and advances in software, integrated circuits and biocompatible materials. Fundamental research is focused on direct contact with company management, suppliers and competitors.



Investments in the fund are allocated across the major subsectors of the health care sector, which include pharmaceuticals, medical products, managed health care and health information services. Wellington Management may favor certain subsectors at times based upon the relative attractiveness of stocks within these subsectors, near term macroeconomic factors and the availability of such stocks at attractive prices. Some representation is typically maintained in each major subsector of the health care sector.



Stocks considered for purchase by the fund typically share the following attributes:


    -  The company's business franchise is temporarily mispriced

    -  The company has under-appreciated new product pipelines

    - The company has opportunities due to changes in reimbursement policy (for example, the privatization of health care services abroad)

    -  The company is a target of opportunity due to industry consolidation


Stocks will be considered for sale from the fund when:


    -  Target prices are achieved

    -  Wellington Management's fundamental expectations are not met

    -  A company's prospects become less appealing

Wellington Management seeks growth companies with attractive entry valuations, defined as those stocks where the price is not already fully exploited by other investors. Accordingly, Wellington Management seeks to be early, not late in recognizing opportunity.


The fund is relatively concentrated both with regard to position size and the industries comprising the health care sector. The fund may invest in companies of any size capitalization. The fund is usually close to fully invested; cash balances normally do not exceed 10% of total assets. Market timing is not a significant source of performance. Portfolio turnover is 100% or more in most years.


--------------------------------------------------------------------------------

MAIN RISKS. As with most stock funds, the value of your investment may go down in response to overall stock market movements and trends. Because the fund concentrates on small, medium and large companies, its performance may be more volatile than that of a fund that invests primarily in larger companies. You could lose money as a result of your investment.

Stocks of small or mid-sized companies may be more risky than stocks of larger companies. These companies may be young and have more limited operating or business history. Because these businesses frequently rely on narrower product lines and niche markets, they can suffer from isolated business setbacks.

The fund's investments are focused in the health care sector. This means that the fund may have greater market fluctuation and price volatility than a fund which invests in a more broadly diversified portfolio of securities across sectors. Financial, business and economic factors may have a greater impact on a fund of this kind than on a broadly diversified fund.

Health care products and services are generally subject to government regulation, and changes in laws or regulations could adversely impact the market value of securities and the fund's overall performance. Government regulation could have a significant, adverse impact on the price and availability of a company's products and services.

Lawsuits and regulatory proceedings which may be brought against the issuers of securities could also adversely impact the market value of securities and the fund's overall performance.


Foreign investments may be more risky than domestic investments. Investments in the securities of foreign issuers and non-dollar securities may be affected by fluctuations in currency exchange rates, incomplete or inaccurate financial information on companies, social upheavals and political actions ranging from tax code changes to governmental collapse.


The fund's management strategy will influence performance significantly. If the managers' stock selection strategy doesn't perform as expected, the fund could underperform its peers or lose money.


The fund expects to trade securities very actively, which will likely increase its transaction costs (thus affecting performance).


--------------------------------------------------------------------------------


PAST PERFORMANCE. Because the fund does not have a full calendar year of operations no performance history has been provided.


8                                                      HARTFORD HLS MUTUAL FUNDS

                                                 HARTFORD GLOBAL HEALTH HLS FUND
--------------------------------------------------------------------------------


YOUR EXPENSES. This table describes the fees and expenses that you may pay if you buy and hold shares of the fund. Please note that this table does not include fees and expenses that will be applied at the variable life insurance or variable annuity contract level or by a qualified retirement plan.


SHAREHOLDER FEES                                  CLASS IA
  (fees paid directly from your investment)

  Maximum sales charge (load) as a percentage of
    offering price                                  None
  Maximum deferred sales charge (load)              None
  Exchange fees                                     None

ANNUAL OPERATING EXPENSES
  (expenses that are deducted from the fund's assets)


  Management fees                                   0.85%
  Distribution and service (12b-1) fees             None
  Other expenses(1)                                 0.05%
  Total operating expenses                          0.90%



(1)  Annualized.

EXAMPLE. This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year, that the fund's operating expenses remain the same and that you reinvest all dividends and distributions. Because no sales charges apply to the Class IA shares you would have the same expenses whether or not you redeemed your shares. Although your actual costs may be higher or lower, based on these assumptions your costs would be:


EXPENSES                                          CLASS IA
  (with or without redemption)


  Year 1                                            $  92
  Year 3                                            $ 288
  Year 5                                            $ 500
  Year 10                                           $1,112


[SIDE NOTE]

SUB-ADVISER


The fund is managed by Wellington Management using a team of its global industry analysts that specialize in the health care sector.

[END SIDE NOTE]

HARTFORD HLS MUTUAL FUNDS                                                      9

HARTFORD GLOBAL TECHNOLOGY HLS FUND
--------------------------------------------------------------------------------

INVESTMENT GOAL. The Hartford Global Technology HLS Fund seeks long-term capital appreciation by investing at least 80% of its total assets in the equity securities of technology companies worldwide.

INVESTMENT STRATEGY. The focus of the fund's investment process is stock selection through fundamental analysis. The fund's approach to investing in the technology sector is based on analyzing the competitive outlook for various subsectors of the technology sector, identifying those subsectors likely to benefit from the current and expected future environment, and identifying individual opportunities.

Wellington Management's evaluation of technology companies rests on its solid knowledge of the overall competitive environment, including supply and demand characteristics, secular trends, existing product evaluations, and new product developments within the technology industry. Fundamental research is focused on direct contact with company management, suppliers and competitors.


Asset allocation within the fund reflects Wellington Management's opinion of the relative attractiveness of stocks within the subsectors of the technology sector, near term macroeconomic events that may detract or enhance the subsector's attractiveness, and the number of underdeveloped opportunities in each subsector. Opportunities dictate the magnitude and frequency of changes in asset allocation across the major subsectors of the technology sector, including computer software, computer hardware, semiconductors and equipment, communications equipment and internet and news media. Some representation is typically maintained in each major subsector of the technology sector.



Stocks considered for purchase in the fund typically share the following attributes:


    -  A positive change in operating results is anticipated

    -  Unrecognized or undervalued capabilities are present

    - The quality of management indicates that these factors will be converted to shareholder value


Stocks are considered for sale from the fund when:


    -  Target prices are achieved

    - Earnings and/or return expectations are reduced due to fundamental changes in the company's operating outlook

    -  More attractive value in a comparable company is available.


The fund is relatively concentrated both with regard to position size and the industries comprising the technology sector. The fund may invest in companies of any size capitalization. Under most circumstances, the fund is close to fully invested; cash balances normally do not exceed 10% of total assets. Market timing is not a significant source of performance. Portfolio turnover is 100% or more in most years.


--------------------------------------------------------------------------------

MAIN RISKS. As with most stock funds, the value of your investment may go down in response to overall stock market movements and trends. Because the fund concentrates on small, medium and large companies, its performance may be more volatile than that of a fund that invests primarily in larger companies. You could lose money as a result of your investment.

Stocks of small or mid-sized companies may be more risky than stocks of larger companies. These companies may be young and have more limited operating or business history. Because these businesses frequently rely on narrower product lines and niche markets, they can suffer from isolated business setbacks.

The fund's investments are focused in the technology sector. This means that the fund may have greater market fluctuation and price volatility than a fund which invests in a more broadly diversified portfolio of securities across sectors. Financial, business and economic factors may have a greater impact on a fund of this kind than on a broadly diversified fund. Competition in the sector may cause technology companies to cut prices significantly, which can adversely affect the profitability of companies that make up the fund's portfolio. In addition, because of rapid technological developments, products or services which are offered by technology companies may become obsolete or may be produced for a relatively short time, which could adversely affect the price of the issuers' securities. This means that the fund's returns may be more volatile than the returns of a fund which is not subject to these risk factors.


Foreign investments may be more risky than domestic investments. Investments in securities of foreign issuers and non-dollar securities may be affected by fluctuations in currency exchange rates, incomplete or inaccurate financial information on companies, social upheavals and political actions ranging from tax code changes to governmental collapse.


The fund's management strategy will influence performance significantly. If the managers' stock selection strategy doesn't perform as expected, the fund could underperform its peers or lose money.


The fund expects to trade securities very actively, which will likely increase its transaction costs (thus affecting performance).


--------------------------------------------------------------------------------


PAST PERFORMANCE. Because the fund does not have a full calendar year of operations no performance history has been provided.


10                                                     HARTFORD HLS MUTUAL FUNDS

                                             HARTFORD GLOBAL TECHNOLOGY HLS FUND
--------------------------------------------------------------------------------


YOUR EXPENSES. This table describes the fees and expenses that you may pay if you buy and hold shares of the fund. Please note that this table does not include fees and expenses that will be applied at the variable life insurance or variable annuity contract level or by a qualified retirement plan.


SHAREHOLDER FEES                                  CLASS IA
  (fees paid directly from your investment)

  Maximum sales charge (load) as a percentage of
    offering price                                  None
  Maximum deferred sales charge (load)              None
  Exchange fees                                     None

ANNUAL OPERATING EXPENSES
  (expenses that are deducted from the fund's assets)


  Management fees                                   0.85%
  Distribution and service (12b-1) fees             None
  Other expenses(1)                                 0.07%
  Total operating expenses                          0.92%



(1)  Annualized.

EXAMPLE. This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year, that the fund's operating expenses remain the same and that you reinvest all dividends and distributions. Because no sales charges apply to the Class IA shares you would have the same expenses whether or not you redeemed your shares. Although your actual costs may be higher or lower, based on these assumptions your costs would be:


EXPENSES                                          CLASS IA
  (with or without redemption)


  Year 1                                            $   94
  Year 3                                            $  295
  Year 5                                            $  511
  Year 10                                           $1,135


[SIDE NOTE]

SUB-ADVISER


The fund is managed by Wellington Management using a team of its global industry analysts that specialize in the technology sector.

[END SIDE NOTE]

HARTFORD HLS MUTUAL FUNDS                                                     11

HARTFORD CAPITAL APPRECIATION HLS FUND
--------------------------------------------------------------------------------

INVESTMENT GOAL. The Hartford Capital Appreciation HLS Fund seeks growth of capital by investing primarily in stocks selected on the basis of potential for capital appreciation.


INVESTMENT STRATEGY. The fund normally invests at least 65% of its total assets in common stocks of small, medium and large companies. The fund may invest up to 20% of its total assets in securities of foreign issuers.


Through fundamental analysis, Wellington Management identifies companies that it believes have substantial near-term capital appreciation potential regardless of company size or industry. This strategy is sometimes referred to as a "stock picking" approach. Small and medium sized companies are selected primarily on the basis of dynamic earnings growth potential. Larger companies are selected primarily based on the expectation of a significant event that Wellington Management believes will trigger an increase in the stock price.

In analyzing a prospective investment Wellington Management looks at a number of factors, such as business environment, management, balance sheet, income statement, anticipated earnings, revenues, dividends and other related measures of value.

--------------------------------------------------------------------------------

MAIN RISKS. As with most stock funds, the value of your investment may go down in response to overall stock market movements and trends. Because the fund concentrates on small, medium and large companies, its performance may be more volatile than that of a fund that invests primarily in larger companies. You could lose money as a result of your investment.

Stocks of small or mid-sized companies may be more risky than stocks of larger companies. These companies may be young and have more limited operating or business history. Because these businesses frequently rely on narrower product lines and niche markets, they can suffer from isolated business setbacks.

Foreign investments may be more risky than domestic investments. Investments in foreign securities may be affected by fluctuations in currency exchange rates, incomplete or inaccurate financial information on companies, social upheavals and political actions ranging from tax code changes to governmental collapse.


Wellington Management's investment strategy significantly influences the fund's performance. If Wellington's stock selection strategy doesn't perform as expected, the fund could underperform its peers or lose money.



The fund may trade securities actively, which could increase its transaction costs (thus affecting performance).


--------------------------------------------------------------------------------

PAST PERFORMANCE. The bar chart and table below indicate the risks of investing in the fund. The bar chart shows how the fund's total return has varied from year to year, while the table shows how the fund's performance over time compares to that of a broad-based market index. These figures do not include the effect of sales charges or other fees which may be applied at the variable life insurance, variable annuity or qualified retirement plan product level. Any such additional sales charges or other fees will lower the fund's performance. All figures assume that all dividends and distributions were reinvested. Keep in mind that past performance does not indicate future results.


CLASS IA TOTAL RETURNS BY CALENDAR YEAR


EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

91   53.99%
92   16.98%
93   20.80%
94    2.50%
95   30.25%
96   20.70%
97   22.34%
98   15.48%
99   37.46%
00   13.22%


 DURING THE PERIOD SHOWN IN THE BAR CHART, THE HIGHEST QUARTERLY RETURN WAS 24.99%, (1ST QUARTER, 1991) AND THE LOWEST QUARTERLY RETURN WAS -17.31% (3RD QUARTER, 1998).



AVERAGE ANNUAL TOTAL RETURNS FOR PERIODS ENDING 12/31/00



                                                           SINCE INCEPTION
                                1 YEAR  5 YEARS  10 YEARS  (APRIL 2, 1984)
   Class IA                      13.22%  21.56%    22.67%          18.40%
   Index                         -9.10%  18.32%    17.44%          18.72%


  INDEX: The S&P 500 Index is a market capitalization weighted price index composed of 500 widely held common stocks.

12                                                     HARTFORD HLS MUTUAL FUNDS

                                          HARTFORD CAPITAL APPRECIATION HLS FUND
--------------------------------------------------------------------------------


YOUR EXPENSES. This table describes the fees and expenses that you may pay if you buy and hold shares of the fund. Please note that this table does not include fees and expenses that will be applied at the variable life insurance or variable annuity contract level or by a qualified retirement plan.


SHAREHOLDER FEES                                  CLASS IA
  (fees paid directly from your investment)

  Maximum sales charge (load) as a percentage of
    offering price                                  None
  Maximum deferred sales charge (load)              None
  Exchange fees                                     None

ANNUAL OPERATING EXPENSES
  (expenses that are deducted from the fund's assets)


  Management fees                                   0.63%
  Distribution and service (12b-1) fees             None
  Other expenses                                    0.03%
  Total operating expenses                          0.66%


EXAMPLE. This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year, that the fund's operating expenses remain the same and that you reinvest all dividends and distributions. Because no sales charges apply to the Class IA shares you would have the same expenses whether or not you redeemed your shares. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

EXPENSES                                          CLASS IA
  (with or without redemption)


  Year 1                                            $ 68
  Year 3                                            $212
  Year 5                                            $369
  Year 10                                           $825


[SIDE NOTE]

SUB-ADVISER

Wellington Management

PORTFOLIO MANAGER

Saul J. Pannell

-  Senior Vice President of Wellington Management

-  Manager of the fund since 1991

-  Joined Wellington Management in 1979

-  Investment professional since 1974
[END SIDE NOTE]

HARTFORD HLS MUTUAL FUNDS                                                     13

HARTFORD DIVIDEND AND GROWTH HLS FUND
--------------------------------------------------------------------------------

INVESTMENT GOAL. The Hartford Dividend and Growth HLS Fund seeks a high level of current income consistent with growth of capital by investing primarily in stocks.


INVESTMENT STRATEGY. The fund invests primarily in a diversified portfolio of common stocks that typically have above average income yields and whose prospects for capital appreciation are considered favorable by Wellington Management. Under normal market and economic conditions at least 65% of the fund's total assets are invested in dividend-paying equity securities. The fund may invest up to 20% of its total assets in securities of foreign issuers and non-dollar securities. The fund tends to focus on securities of larger, well-established companies.


Wellington Management uses fundamental analysis to evaluate a security for purchase or sale by the fund. Fundamental analysis of a company involves the assessment of such factors as its business environment, management, balance sheet, income statement, anticipated earnings, revenues and dividends.

As a key component of its fundamental analysis, Wellington Management evaluates a company's ability to sustain and potentially increase its dividend payments.

The fund's portfolio is broadly diversified by industry and company.

--------------------------------------------------------------------------------

MAIN RISKS. As with most stock funds, the value of your investment may go down in response to overall stock market movements and trends. You could lose money as a result of your investment.


Foreign investments may be more risky than domestic investments. Investments in securities of foreign issuers and non-dollar securities may be affected by fluctuations in currency exchange rates, incomplete or inaccurate financial information on companies, social upheavals and political actions ranging from tax code changes to governmental collapse.



Wellington Management's investment strategy significantly influences the fund's performance. If the fund's stock selection strategy doesn't perform as expected, the fund could underperform its peers or lose money.


--------------------------------------------------------------------------------

PAST PERFORMANCE. The bar chart and table below indicate the risks of investing in the fund. The bar chart shows how the fund's total return has varied from year to year, while the table shows how the fund's performance over time compares to that of a broad-based market index. These figures do not include the effect of sales charges or other fees which may be applied at the variable life insurance, variable annuity or qualified retirement plan product level. Any such additional sales charges or other fees will lower the fund's performance. All figures assume that all dividends and distributions were reinvested. Keep in mind that past performance does not indicate future results.


CLASS IA TOTAL RETURNS BY CALENDAR YEAR


EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

95   36.37%
96   22.91%
97   31.89%
98   16.42%
99    5.31%
00   10.95%


 DURING THE PERIOD SHOWN IN THE BAR CHART, THE HIGHEST QUARTERLY RETURN WAS 16.29%, (2ND QUARTER, 1997) AND THE LOWEST QUARTERLY RETURN WAS -8.06% (3RD QUARTER, 1999).



AVERAGE ANNUAL TOTAL RETURNS FOR PERIODS ENDING 12/31/00



                                                       SINCE INCEPTION
                                     1 YEAR  5 YEARS   (MARCH 9, 1994)
  Class IA                            10.95%  17.13%            17.86%
  Index                               -9.10%  18.32%            14.32%


  INDEX: The S&P 500 Index is a market capitalization weighted price index composed of 500 widely held common stocks.

14                                                     HARTFORD HLS MUTUAL FUNDS

                                           HARTFORD DIVIDEND AND GROWTH HLS FUND
--------------------------------------------------------------------------------


YOUR EXPENSES. This table describes the fees and expenses that you may pay if you buy and hold shares of the fund. Please note that this table does not include fees and expenses that will be applied at the variable life insurance or variable annuity contract level or by a qualified retirement plan.


SHAREHOLDER FEES                                  CLASS IA
  (fees paid directly from your investment)

  Maximum sales charge (load) as a percentage of
    offering price                                  None
  Maximum deferred sales charge (load)              None
  Exchange fees                                     None

ANNUAL OPERATING EXPENSES
  (expenses that are deducted from the fund's assets)


  Management fees                                   0.65%
  Distribution and service (12b-1) fees             None
  Other expenses                                    0.03%
  Total operating expenses                          0.68%


EXAMPLE. This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year, that the fund's operating expenses remain the same and that you reinvest all dividends and distributions. Because no sales charges apply to the Class IA shares you would have the same expenses whether or not you redeemed your shares. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

EXPENSES                                          CLASS IA
  (with or without redemption)


  Year 1                                            $ 70
  Year 3                                            $218
  Year 5                                            $380
  Year 10                                           $849


[SIDE NOTE]

SUB-ADVISER

Wellington Management

PORTFOLIO MANAGER

Laurie A. Gabriel, CFA

-  Senior Vice President and Managing Partner of Wellington Management

-  Manager of the fund since inception (1994)

-  Joined Wellington Management in 1976

-  Investment professional since 1976
[END SIDE NOTE]

HARTFORD HLS MUTUAL FUNDS                                                     15

HARTFORD FOCUS HLS FUND
--------------------------------------------------------------------------------



INVESTMENT GOAL. The Hartford Focus HLS Fund seeks long-term capital appreciation.



INVESTMENT STRATEGY. The fund invests primarily in equity securities of a relatively small number of large capitalization companies (stocks comprising the S&P 500 Index). The fund will typically hold stocks of 20-40 companies. Individual holdings typically constitute 3-5% of the fund's total assets and may constitute up to 10%. The fund may invest up to 20% of its total assets in the securities of foreign issuers and non-dollar securities.



Wellington Management uses a two phase investment strategy. Using what is sometimes called a "top down" approach, Wellington Management analyzes the general economic and investment environment by evaluating such things as economic conditions, U.S. fiscal and monetary policy, demographic trends and investor sentiment. Through this process Wellington Management tries to anticipate trends and changes in various markets and in the overall economy to identify industries and sectors that will outperform the U.S. economy.



The "top down" analysis is followed by what is often called a "bottom up" approach, which is the use of fundamental analysis to select specific securities from industries and sectors identified in the top down analysis. Fundamental analysis involves the assessment of company-specific factors such as business environment, management quality, balance sheet, income statement, revenues, anticipated earnings and other related measures or indicators of value.



The key characteristics of growth companies in which the fund typically invests include:



    -  Accelerating earnings and earnings per share growth



    -  A strong balance sheet combined with a high return on equity



    -  Unrecognized or undervalued assets



    -  A strong management team



    -  A leadership position within an industry



    -  Sustainable or increasing dividends



    -  Positive investor sentiment



The fund will consider selling a security when:



    -  Downside risk equals upside potential



    -  Decreasing trend of earnings growth is exhibited



    -  Excessive valuations are reached



The annual portfolio turnover rate is expected to be in excess of 100%.


--------------------------------------------------------------------------------


MAIN RISKS. As with most equity funds, the value of your investment in the fund may go down in response to overall stock market movements and trends. You could lose money as a result of your investment.



The fund's focus on large capitalization companies significantly influences its performance. Large capitalization stocks as a group can fall out of favor with the market causing the fund to perform more poorly than funds that focus on medium or small capitalization stocks. In addition, because the fund is non-diversified and therefore may take larger positions in individual issuers than most mutual funds, the fund may have greater market fluctuation and price volatility than a fund that maintains a more broadly diversified portfolio. An investment in the fund therefore entails substantial market risk.



Wellington Management's strategy of combining top down and bottom up approaches also has a significant impact on the fund's performance. If the strategy does not produce the desired results, the fund could underperform its peers or lose money. In particular, the fund's success in achieving its goal is highly dependent on Wellington Management's successful reliance on the top down, bottom up strategy and fundamental analysis of the prospects of particular companies. Therefore, an investment in the fund also entails substantial financial risk related to such companies.



Foreign investments may be more risky than domestic investments. Investments in foreign securities may be affected by fluctuations in currency exchange rates, incomplete or inaccurate financial information on companies, social upheavals and political actions ranging from tax law changes to governmental collapse.



The fund may trade securities actively, which could increase its transaction costs (thus affecting performance).


--------------------------------------------------------------------------------


PAST PERFORMANCE. Because the fund has been in operation for less than one year no performance history has been provided.


16                                                     HARTFORD HLS MUTUAL FUNDS

                                                         HARTFORD FOCUS HLS FUND

--------------------------------------------------------------------------------


YOUR EXPENSES. This table describes the fees and expenses that you may pay if you buy and hold shares of the fund. Please note that this table does not include fees and expenses deducted at the variable life insurance or variable annuity contract level, or by a qualified retirement plan.



SHAREHOLDER FEES                                  CLASS IA


  (fees paid directly from your investment)



  Maximum sales charge (load) as a percentage of
    offering price                                  None
  Maximum deferred sales charge (load)              None
  Exchange fees                                     None



ANNUAL OPERATING EXPENSES


  (expenses that are deducted from the fund's assets)



  Management fees                                   0.85%
  Distribution and service (12b-1) fees             None
  Other expenses(1)                                 0.10%
  Total operating expenses                          0.95%



(1)  Estimated.

EXAMPLE. This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year, that the fund's operating expenses remain the same and that you reinvest all dividends and distributions. Because no sales charges apply to the Class IA shares you would have the same expenses whether or not you redeemed your shares. Although your actual costs may be higher or lower, based on these assumptions your costs would be:



EXPENSES                                          CLASS IA


  (with or without redemption)



  Year 1                                            $ 97
  Year 3                                            $304


[SIDE NOTE]


SUB-ADVISER



Wellington Management



PORTFOLIO MANAGERS



Rand L. Alexander



-  Senior Vice President of Wellington Management



-  Joined Wellington Management in 1990



-  Investment professional since 1976

[END SIDE NOTE]

HARTFORD HLS MUTUAL FUNDS                                                     17

HARTFORD GLOBAL LEADERS HLS FUND
--------------------------------------------------------------------------------

INVESTMENT GOAL. The Hartford Global Leaders HLS Fund seeks growth of capital by investing primarily in stocks issued by companies worldwide.

INVESTMENT STRATEGY. The fund invests primarily in a diversified portfolio of common stocks covering a broad range of countries, industries and companies. Securities in which the fund invests are denominated in both U.S. dollars and non-dollar securities and may trade in both U.S. and foreign markets.


Under normal market and economic conditions, the fund invests at least 65% of its total assets in common stocks of high-quality growth companies worldwide. These companies must, in the opinion of Wellington Management, be leaders in their respective industries as indicated by an established market presence and strong global, regional or country competitive positions. Under normal market and economic conditions, the fund diversifies its investments in securities of issuers among at least five countries, which may include the United States. There are no limits on the amount of the fund's assets that may be invested in each country.

The fund uses a two-tiered investment strategy:
    - Using what is sometimes referred to as a "top down" approach, Wellington Management analyzes the global macro-economic and investment environments. This includes an evaluation of U.S. and non-U.S. economic and political conditions, fiscal and monetary policies, demographic trends and investor sentiment. Through top down analysis, Wellington Management anticipates trends and changes in the markets and economy to identify companies which offer significant potential for capital appreciation given current and projected global and local economic and market conditions.
    - Top down analysis is followed by what is sometimes referred to as a "bottom up" approach, which is the use of fundamental analysis to identify specific securities for purchase or sale. Fundamental analysis involves the assessment of a company through such factors as its business environment, management, balance sheet, income statements, anticipated earnings, revenues and other related measures of value.
The fund emphasizes high-quality growth companies. The key characteristics of high-quality growth companies include a strong balance sheet, a high return on equity, a strong management team, and attractive relative value within the context of the global marketplace or a security's primary trading market.

In recent years, the Fund's annual portfolio turnover rate has exceeded 200%.


--------------------------------------------------------------------------------

MAIN RISKS. As with most stock funds, the value of your investment may go down in response to overall stock market movements and trends. You could lose money as a result of your investment.

Foreign investments may be more risky than domestic investments. Investments in securities of foreign issuers and non-dollar securities may be affected by fluctuations in currency exchange rates, incomplete or inaccurate financial information on companies, social upheavals and political actions ranging from tax code changes to governmental collapse.


Wellington Management's investment strategy significantly influences the fund's performance. If the fund invests in countries or regions that experience economic downturns, performance could suffer. Similarly, if certain investments or industries don't perform as expected, or if the managers' stock selection strategy doesn't perform as expected, the fund could underperform its peers or lose money.


The fund trades securities very actively, which increases its transaction costs (thus affecting performance).


--------------------------------------------------------------------------------

PAST PERFORMANCE. The bar chart and table below indicate the risks of investing in the fund. The bar chart shows the fund's total return for the first full calendar year of the fund's operation, while the table shows how the fund's performance over the same time period and since inception compares to that of a broad-based market index. These figures do not include the effect of sales charges or other fees which may be applied at the variable life insurance, variable annuity or qualified retirement plan product level. Any such additional sales charges or other fees will lower the fund's performance. All figures assume that all dividends and distributions were reinvested. Keep in mind that past performance does not indicate future results.


CLASS IA TOTAL RETURN FOR CALENDAR YEAR


EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

99   50.37%
00   -7.06%


 DURING THE PERIOD SHOWN IN THE BAR CHART, THE HIGHEST QUARTERLY RETURN WAS 32.82%, (4TH QUARTER, 1999) AND THE LOWEST QUARTERLY RETURN WAS -7.77% (4TH QUARTER, 2000).



AVERAGE ANNUAL TOTAL RETURNS FOR PERIODS ENDING 12/31/00



                                                               SINCE INCEPTION
                                              1 YEAR        (SEPTEMBER 30, 1998)
  Class IA                                          -7.06%               31.15%
  Index                                            -13.18%               18.80%


  INDEX: The Morgan Stanley Capital International World Index is a broad based unmanaged market capitalization weighted total return index which measures the performance of 23 developed-country global stock markets, including the United States, Canada, Europe, Australia, New Zealand and the Far East.

18                                                     HARTFORD HLS MUTUAL FUNDS

                                                HARTFORD GLOBAL LEADERS HLS FUND
--------------------------------------------------------------------------------


YOUR EXPENSES. This table describes the fees and expenses that you may pay if you buy and hold shares of the fund. Please note that this table does not include fees and expenses that will be applied at the variable life insurance or variable annuity contract level or by a qualified retirement plan.


SHAREHOLDER FEES                                  CLASS IA
  (fees paid directly from your investment)

  Maximum sales charge (load) as a percentage of
    offering price                                  None
  Maximum deferred sales charge (load)              None
  Exchange fees                                     None

ANNUAL OPERATING EXPENSES
  (expenses that are deducted from the fund's assets)


  Management fees                                   0.75%
  Distribution and service (12b-1) fees             None
  Other expenses                                    0.06%
  Total operating expenses                          0.81%


EXAMPLE. This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year, that the fund's operating expenses remain the same and that you reinvest all dividends and distributions. Because no sales charges apply to the Class IA shares you would have the same expenses whether or not you redeemed your shares. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

EXPENSES                                          CLASS IA
  (with or without redemption)


  Year 1                                            $   83
  Year 3                                            $  260
  Year 5                                            $  451
  Year 10                                           $1,005


[SIDE NOTE]

SUB-ADVISER

Wellington Management

PORTFOLIO MANAGERS

Rand L. Alexander

-  Senior Vice President of Wellington Management

-  Co-manager of the fund since inception (1998)

-  Joined Wellington Management in 1990

-  Investment professional since 1976

Andrew S. Offit

-  Vice President of Wellington Management

-  Co-manager of the fund since inception (1998)

-  Joined Wellington Management in 1997

-  Investment professional since 1987
[END SIDE NOTE]

HARTFORD HLS MUTUAL FUNDS                                                     19

HARTFORD GROWTH AND INCOME HLS FUND
--------------------------------------------------------------------------------

INVESTMENT GOAL. The Hartford Growth and Income HLS Fund seeks growth of capital and current income by investing primarily in stocks with earnings growth potential and steady or rising dividends.


INVESTMENT STRATEGY. The fund invests primarily in a diversified portfolio of common stocks that typically have steady or rising dividends and whose prospects for capital appreciation are considered favorable by Wellington Management. The fund may invest up to 20% of its total assets in securities of foreign issuers and non-dollar securities.


Wellington Management uses fundamental analysis to evaluate a security for purchase or sale by the fund. Fundamental analysis of a company involves the assessment of such factors as its business environment, management, balance sheet, income statement, anticipated earnings, revenues, dividends and other related measures of value.

Wellington Management then complements its fundamental research with an internally-developed analytical approach. This analytical approach consists of both valuation and timeliness measures. Valuation factors focus on future dividend growth and cash flow to determine the relative attractiveness of different stocks in different industries. Timeliness focuses on stocks with favorable earnings and stock price momentum to assess the appropriate time for purchase.

The fund's portfolio is broadly diversified by industry and company.

--------------------------------------------------------------------------------

MAIN RISKS. As with most stock funds, the value of your investment may go down in response to overall stock market movements and trends. You could lose money as a result of your investment.


Foreign investments may be more risky than domestic investments. Investments in securities of foreign issuers and non-dollar securities may be affected by fluctuations in currency exchange rates, incomplete or inaccurate financial information on companies, social upheavals and political actions ranging from tax code changes to governmental collapse.



Wellington Management's investment strategy significantly influences the fund's performance. If the fund's stock selection strategy doesn't perform as expected, the fund could underperform its peers or lose money.


--------------------------------------------------------------------------------

PAST PERFORMANCE. The bar chart and table below indicate the risks of investing in the fund. The bar chart shows the fund's total return for the first full calendar year of the fund's operation, while the table shows how the fund's performance over the same time period and since inception compares to that of a broad-based market index. These figures do not include the effect of sales charges or other fees which may be applied at the variable life insurance, variable annuity or qualified retirement plan product level. Any such additional sales charges or other fees will lower the fund's performance. All figures assume that all dividends and distributions were reinvested. Keep in mind that past performance does not indicate future results.


CLASS IA TOTAL RETURN FOR CALENDAR YEAR


EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

99   21.82%
00   -5.64%


 DURING THE PERIOD SHOWN IN THE BAR CHART, THE HIGHEST QUARTERLY RETURN WAS 15.65%, (4TH QUARTER, 1999) AND THE LOWEST QUARTERLY RETURN WAS -7.02% (4TH QUARTER, 2000).



AVERAGE ANNUAL TOTAL RETURNS FOR PERIODS ENDING 12/31/00



                                                  SINCE INCEPTION
                                          1 YEAR  (MAY 29, 1998)
  Class IA                                 -5.64%         12.85%
  Index                                    -9.10%          9.02%


  INDEX: The S&P 500 Index is a market capitalization weighted price index composed of 500 widely held common stocks.

20                                                     HARTFORD HLS MUTUAL FUNDS

                                             HARTFORD GROWTH AND INCOME HLS FUND
--------------------------------------------------------------------------------


YOUR EXPENSES. This table describes the fees and expenses that you may pay if you buy and hold shares of the fund. Please note that this table does not include fees and expenses that will be applied at the variable life insurance or variable annuity contract level or by a retirement plan.


SHAREHOLDER FEES                                  CLASS IA
  (fees paid directly from your investment)

  Maximum sales charge (load) as a percentage of
    offering price                                  None
  Maximum deferred sales charge (load)              None
  Exchange fees                                     None

ANNUAL OPERATING EXPENSES
  (expenses that are deducted from the fund's assets)


  Management fees                                   0.76%
  Distribution and service (12b-1) fees             None
  Other expenses                                    0.03%
  Total operating expenses                          0.79%


EXAMPLE. This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year, that the fund's operating expenses remain the same and that you reinvest all dividends and distributions. Because no sales charges apply to the Class IA shares you would have the same expenses whether or not you redeemed your shares. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

EXPENSES                                          CLASS IA
  (with or without redemption)


  Year 1                                            $ 81
  Year 3                                            $253
  Year 5                                            $440
  Year 10                                           $981


[SIDE NOTE]

SUB-ADVISER

Wellington Management

PORTFOLIO MANAGER

James A. Rullo, CFA

-  Senior Vice President of Wellington Management

-  Manager of the fund since inception (1998)

-  Joined Wellington Management in 1994

-  Investment professional since 1987
[END SIDE NOTE]

HARTFORD HLS MUTUAL FUNDS                                                     21

HARTFORD INDEX HLS FUND
--------------------------------------------------------------------------------

INVESTMENT GOAL. The Hartford Index HLS Fund seeks to provide investment results which approximate the price and yield performance of publicly traded common stocks in the aggregate.


INVESTMENT STRATEGY. The fund uses the Standard & Poor's 500 Composite Stock Price Index (the "Index") as its standard performance comparison because it represents a significant proportion of the total market value of all common stocks, is well known to investors and, in HIMCO's opinion, is representative of the performance of publicly-traded common stocks. Therefore, the fund attempts to approximate the capital performance and dividend income of the Index.

The portfolio manager generally invests in no fewer than 495 stocks. HIMCO selects stocks for the fund's portfolio after taking into account their individual weights in the Index. Temporary cash balances may be invested in short-term money market instruments.

The Index is comprised of 500 selected common stocks, most of which are listed on the New York Stock Exchange. Standard & Poor's Corporation ("S&P")(1) chooses the stocks to be included in the Index on a proprietary basis. The weightings of stocks in the Index are based on each stock's relative total market value, that is, its market price per share times the number of shares outstanding. Because of this weighting, as of December 31, 2000, approximately 50 percent of the Index was composed of the forty largest companies, the five largest being Pfizer, Inc., General Electric Company, Cisco Systems, Inc., Citigroup, Inc. and Exxon Mobil Corporation.

HIMCO does not attempt to "manage" the fund's portfolio in the traditional sense, using economic, financial and market analysis, nor does the adverse financial situation of a company directly result in its elimination from the fund's portfolio unless, of course, the company is removed from the Index. From time to time administrative adjustments may be made in the fund's portfolio because of mergers, changes in the composition of the Index and similar reasons.

The fund's ability to approximate the performance of the Index depends to some extent on the size of cash flows into and out of the fund. Investment changes to accommodate these cash flows is made to maintain the similarity of the fund's portfolio to the Index, to the maximum practicable extent.

The fund's portfolio is broadly diversified by industry and company.

(1) "Standard & Poor's"-Registered Trademark-, "S&P"-Registered Trademark-, "S&P 500"-Registered Trademark-, "Standard & Poor's 500", and "500" are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Hartford Life Insurance Company.

--------------------------------------------------------------------------------

MAIN RISKS. As with most stock funds, the value of your investment may go down in response to overall stock market movements and trends. You could lose money as a result of your investment.

Foreign investments may be more risky than domestic investments. Investments in securities of foreign issuers may be affected by fluctuations in currency exchange rates, incomplete or inaccurate financial information on companies, social upheavals and political actions ranging from tax code changes to governmental collapse.

Large-capitalization stocks as a group could fall out of favor with the market, causing the fund to underperform funds that focus on small- or medium-capitalization stocks.

--------------------------------------------------------------------------------

PAST PERFORMANCE. The bar chart and table below indicate the risks of investing in the fund. The bar chart shows how the fund's total return has varied from year to year, while the table shows how the fund's performance over time compares to that of a broad-based market index. These figures do not include the effect of sales charges or other fees which may be applied at the variable life insurance, variable annuity or qualified retirement plan product level. Any such additional sales charges or other fees will lower the fund's performance. All figures assume that all dividends and distributions were reinvested. Keep in mind that past performance does not indicate future results.


CLASS IA TOTAL RETURNS BY CALENDAR YEAR


EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

91   29.53%
92    6.82%
93    9.12%
94    0.94%
95   36.55%
96   22.09%
97   32.61%
98   28.06%
99   20.49%
00   -9.50%


 DURING THE PERIOD SHOWN IN THE BAR CHART, THE HIGHEST QUARTERLY RETURN WAS 21.17%, (4TH QUARTER, 1998) AND THE LOWEST QUARTERLY RETURN WAS -10.03% (3RD QUARTER, 1998).



AVERAGE ANNUAL TOTAL RETURNS FOR PERIODS ENDING 12/31/00



                                                           SINCE INCEPTION
                                1 YEAR  5 YEARS  10 YEARS   (MAY 1, 1987)
  Class IA                       -9.50%  17.72%    16.75%          13.92%
  Index                          -9.10%  18.32%    17.44%          15.80%


  INDEX: The S&P 500 Index is a market capitalization weighted price index composed of 500 widely held common stocks.

22                                                     HARTFORD HLS MUTUAL FUNDS

                                                         HARTFORD INDEX HLS FUND
--------------------------------------------------------------------------------


YOUR EXPENSES. This table describes the fees and expenses that you may pay if you buy and hold shares of the fund. Please note that this table does not include fees and expenses that will be applied at the variable life insurance or variable annuity contract level or by a qualified retirement plan.


SHAREHOLDER FEES                                  CLASS IA
  (fees paid directly from your investment)

  Maximum sales charge (load) as a percentage of
    offering price                                  None
  Maximum deferred sales charge (load)              None
  Exchange fees                                     None

ANNUAL OPERATING EXPENSES
  (expenses that are deducted from the fund's assets)


  Management fees                                   0.40%
  Distribution and service (12b-1) fees             None
  Other expenses                                    0.03%
  Total operating expenses                          0.43%


EXAMPLE. This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year, that the fund's operating expenses remain the same and that you reinvest all dividends and distributions. Because no sales charges apply to the Class IA shares you would have the same expenses whether or not you redeemed your shares. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

EXPENSES                                          CLASS IA
  (with or without redemption)


  Year 1                                            $ 44
  Year 3                                            $138
  Year 5                                            $241
  Year 10                                           $543


[SIDE NOTE]

SUB-ADVISER

HIMCO

PORTFOLIO MANAGER

Rodger K. Metzger

-  Vice President of HIMCO

-  Manager of the fund since 1987

-  Joined HIMCO in 1987

-  Investment professional since 1987
[END SIDE NOTE]

HARTFORD HLS MUTUAL FUNDS                                                     23

HARTFORD INTERNATIONAL CAPITAL APPRECIATION HLS FUND
--------------------------------------------------------------------------------



INVESTMENT GOAL. The Hartford International Capital Appreciation HLS Fund seeks capital appreciation.



INVESTMENT STRATEGY. Under normal circumstances, the fund invests at least 80% of its total assets in equity securities of foreign issuers, including non-dollar securities. Under normal circumstances, the fund diversifies its investments among at least five countries. Although some consideration is given to ensuring country diversification, allocation of investments among countries is primarily the result of sector and security selection. The fund may invest up to 25% of its total assets in securities of issuers in countries with emerging economies or emerging securities markets.



The fund's investment strategy is to invest in high quality growth companies in various sectors around the world. The fund's investment approach is two-tiered:
"top-down" analysis and "bottom-up" security selection. In a "top down" analysis, economic data is examined to identify sectors and industries that are expected to grow faster than average over the next twelve to eighteen months. In addition, long-term, broad themes are identified that are based on demographic trends, technological changes, and political and social developments around the world. Through "bottom-up" security selection, the portfolio manager identifies high quality, large capitalization and mid capitalization growth companies. The key characteristics of high quality growth companies are:



    - strong earnings and revenue growth or the potential for strong earnings and revenue growth



    -  good management teams



    -  strong balance sheets



    - attractive relative valuations within a global or regional market or the security's primary trading market



The fund does not generally hedge its foreign currency exposure. The annual portfolio turnover rate is expected to be greater than 200%.


--------------------------------------------------------------------------------


MAIN RISKS. As with most equity funds, the value of your investment in the fund may go down in response to overall stock market movements and trends. You could lose money as a result of your investment.



The fund's focus on large capitalization (above $5 billion) and mid-capitalization (between $2 billion and $20 billion) growth companies significantly influences its performance. Large and mid-capitalization stocks as a group can fall out of favor with the market causing the fund to perform more poorly than funds that focus on small capitalization stocks. Likewise, the securities of growth oriented companies can fall out of favor with the market with the same results. An investment in the fund entails substantial market risk.



Foreign investments may be more risky than domestic investments. Investments in securities of foreign issuers may be affected by fluctuations in currency exchange rates, incomplete or inaccurate financial information on companies, social upheavals and political actions ranging from tax law changes to governmental collapse. The foregoing risks are even greater with respect to securities of issuers in countries with emerging economies or emerging securities markets.



Wellington Management's strategy of combining top down and bottom up approaches also has a significant impact on the fund's performance. If the strategy does not produce the desired results, the fund could underperform its peers or lose money. In particular, the fund's success in achieving its goal is highly dependent on Wellington Management's successful reliance on fundamental analysis of the prospects of particular companies. Therefore, an investment in the fund also entails significant financial risk related to such companies.



The fund expects to trade securities very actively, which will likely increase its transaction costs (thus affecting performance).


--------------------------------------------------------------------------------


PAST PERFORMANCE. Because the fund has been in operation for less than one year no performance history has been provided.


24                                                     HARTFORD HLS MUTUAL FUNDS

                            HARTFORD INTERNATIONAL CAPITAL APPRECIATION HLS FUND

--------------------------------------------------------------------------------


YOUR EXPENSES. This table describes the fees and expenses that you may pay if you buy and hold shares of the fund. Please note that this table does not include fees and expenses deducted at the variable life insurance or variable annuity contract level or by a qualified retirement plan.



SHAREHOLDER FEES                                  CLASS IA


  (fees paid directly from your investment)



  Maximum sales charge (load) as a percentage of
    offering price                                  None
  Maximum deferred sales charge (load)              None
  Exchange fees                                     None



ANNUAL OPERATING EXPENSES


  (expenses that are deducted from the fund's assets)



  Management fees                                   0.85%
  Distribution and service (12b-1) fees             None
  Other expenses(1)                                 0.15%
  Total operating expenses                          1.00%



(1)  Estimated.

EXAMPLE. This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year, that the fund's operating expenses remain the same and that you reinvest all dividends and distributions. Because no sales charges apply to the Class IA shares you would have the same expenses whether or not you redeemed your shares. Although your actual costs may be higher or lower, based on these assumptions your costs would be:



EXPENSES                                          CLASS IA


  (with or without redemption)



  Year 1                                            $103
  Year 3                                            $320


[SIDE NOTE]


SUB-ADVISER



Wellington Management



PORTFOLIO MANAGER



Andrew S. Offit



-  Senior Vice President of Wellington Management



-  Joined Wellington Management in 1997



-  Investment professional since 1987

[END SIDE NOTE]

HARTFORD HLS MUTUAL FUNDS                                                     25

HARTFORD INTERNATIONAL OPPORTUNITIES HLS FUND
--------------------------------------------------------------------------------

INVESTMENT GOAL. The Hartford International Opportunities HLS Fund seeks growth of capital by investing primarily in stocks issued by non-U.S. companies.


INVESTMENT STRATEGY. The fund normally invests at least 65% of its assets in stocks issued by foreign companies which trade in foreign markets that are generally considered to be well established. Under normal market conditions the fund diversifies its investments among at least three countries other than the United States. The securities in which the fund invests are denominated in both U.S. dollars and non-dollar securities and generally are traded in foreign markets.

Wellington Management uses a three-pronged investment strategy:

    - Wellington Management determines the relative attractiveness of the many countries in which the fund may invest based upon its analysis of the economic and political environment of each country.

    - Wellington Management also evaluates industries on a global basis to determine which industries offer the most potential for capital appreciation given current and projected global and local economic and market conditions.

    - Wellington Management conducts fundamental research on individual companies to identify securities for purchase or sale. Fundamental analysis of a company involves the assessment of such factors as its business environment, management, balance sheet, income statement, anticipated earnings, revenues, dividends, and other related measures of value.
In analyzing companies for investment, Wellington Management considers companies for inclusion in the fund's portfolio that are typically larger, high-quality companies that operate in established markets. Characteristics of high-quality growth companies include a strong balance sheet, attractive industry trends, strong competitive advantages and attractive relative value within the context of a security's primary trading market.

--------------------------------------------------------------------------------

MAIN RISKS. As with most stock funds, the value of your investment may go down in response to overall stock market movements and trends. You could lose money as a result of your investment.

Foreign investments may be more risky than domestic investments. Investments in securities of foreign issuers may be affected by fluctuations in currency exchange rates, incomplete or inaccurate financial information on companies, social upheavals and political actions ranging from tax code changes to governmental collapse.


Wellington Management's investment strategy significantly influences the fund's performance. If the fund invests in countries or regions that experience economic downturns, performance could suffer. Similarly, if certain investments or industries don't perform as expected, or if the managers' stock selection strategy doesn't perform as expected, the fund could underperform its peers or lose money.


The fund may trade securities actively, which could increase its transaction costs (thus affecting performance).


--------------------------------------------------------------------------------

PAST PERFORMANCE. The bar chart and table below indicate the risks of investing in the fund. The bar chart shows how the fund's total return has varied from year to year, while the table shows how the fund's performance over time compares to that of a broad-based market index. These figures do not include the effect of sales charges or other fees which may be applied at the variable life insurance, variable annuity or qualified retirement plan product level. Any such additional sales charges or other fees will lower the fund's performance. All figures assume that all dividends and distributions were reinvested. Keep in mind that past performance does not indicate future results.


CLASS IA TOTAL RETURNS BY CALENDAR YEAR


EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

91    13.00%
92    -4.43%
93    33.73%
94    -1.94%
95    13.93%
96    12.93%
97     0.34%
98    13.16%
99    39.86%
00   -17.10%


 DURING THE PERIOD SHOWN IN THE BAR CHART, THE HIGHEST QUARTERLY RETURN WAS 22.16%, (4TH QUARTER, 1999) AND THE LOWEST QUARTERLY RETURN WAS -16.98% (3RD QUARTER, 1998).



AVERAGE ANNUAL TOTAL RETURNS FOR PERIODS ENDING 12/31/00



                                                                    SINCE INCEPTION
                                    1 YEAR       5 YEARS  10 YEARS  (JULY 2, 1990)
   Class IA                              -17.10%   8.25%     9.14%           7.42%
   Index                                 -15.53%   9.81%     9.84%           7.63%


  INDEX: The Morgan Stanley Europe, Australia, Far East GDP ("EAFE GDP") Index is an unmanaged index of stocks of companies representing stock markets in Europe, Australia, New Zealand and the Far East.

*  Index inception performance from 6/30/90

26                                                     HARTFORD HLS MUTUAL FUNDS

                                   HARTFORD INTERNATIONAL OPPORTUNITIES HLS FUND
--------------------------------------------------------------------------------


YOUR EXPENSES. This table describes the fees and expenses that you may pay if you buy and hold shares of the fund. Please note that this table does not include fees and expenses that will be applied at the variable life insurance or variable annuity contract level or by a qualified retirement plan.


SHAREHOLDER FEES                                  CLASS IA
  (fees paid directly from your investment)

  Maximum sales charge (load) as a percentage of
    offering price                                  None
  Maximum deferred sales charge (load)              None
  Exchange fees                                     None

ANNUAL OPERATING EXPENSES
  (expenses that are deducted from the fund's assets)


  Management fees                                   0.68%
  Distribution and service (12b-1) fees             None
  Other expenses                                    0.10%
  Total operating expenses                          0.78%


EXAMPLE. This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year, that the fund's operating expenses remain the same and that you reinvest all dividends and distributions. Because no sales charges apply to the Class IA shares you would have the same expenses whether or not you redeemed your shares. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

EXPENSES                                          CLASS IA
  (with or without redemption)


  Year 1                                            $ 80
  Year 3                                            $250
  Year 5                                            $435
  Year 10                                           $969


[SIDE NOTE]

SUB-ADVISER

Wellington Management

PORTFOLIO MANAGERS

Trond Skramstad

-  Senior Vice President of Wellington Management

-  Manager of the fund since 1994

-  Joined Wellington Management in 1993

-  Investment professional since 1990

Andrew S. Offit

-  Vice President of Wellington Management

-  Associate Manager of the fund since 1997

-  Joined Wellington Management in 1997

-  Investment professional since 1987
[END SIDE NOTE]

HARTFORD HLS MUTUAL FUNDS                                                     27

HARTFORD INTERNATIONAL SMALL COMPANY HLS FUND
--------------------------------------------------------------------------------



INVESTMENT GOAL. The Hartford International Small Company HLS Fund seeks capital appreciation.



INVESTMENT STRATEGY. Under normal circumstances, the fund invests at least 80% of its total assets in equity securities of foreign issuers, including non-dollar securities, with market capitalizations of under $8 billion. Under normal circumstances, the fund diversifies its investments among at least ten countries. The fund may invest up to 15% of its total assets in non-investment grade debt securities and 15% of its total assets in securities of issuers in countries with emerging economies or emerging securities markets.



The fund's investment approach is to invest in equity securities of foreign issuers that Wellington Management believes have significant potential for capital appreciation. Wellington Management uses its proprietary global research capabilities to identify stocks for the portfolio. Wellington Management takes a local-regional approach to research and stock selection using a number of different sources to identify purchase candidates including the firm's proprietary research, quantitative screens, and company and local referrals. The sources used depend greatly on the region and industry. Long-term investment themes based on general economic factors, along with cost of capital and liquidity forecasts, are important in targeting research efforts.



A candidate for purchase in the portfolio is subjected to extensive fundamental analysis to include review of the following factors:



    -  a well-articulated business plan



    -  experienced management



    -  a sustainable competitive advantage



    -  strong financial characteristics



In addition, valuation analysis, including relevant industry valuations, are used to compare the results to a global and local peer group of companies. Candidate companies that compare favorably with the fundamentals, growth and valuation characteristics of peers are strong candidates for the portfolio. In implementing purchase decisions, consideration is given to size, liquidity and volatility. Sell decisions are based on changing fundamentals or valuations, or on finding better opportunities for the portfolio. Industry weights are likely to favor sectors in which smaller companies have long-term competitive advantages or are expected to benefit from extended growth opportunities.



The annual portfolio turnover rate is expected to be less than 100%.


--------------------------------------------------------------------------------


MAIN RISKS. As with most equity funds, the value of your investment may go down in response to overall stock market movements and trends. Because the fund concentrates on small companies, its performance may be more volatile than that of a fund that invests primarily in larger companies. Small company stocks as a group could fall out of favor with the market, causing the fund to underperform funds that focus on other types of stocks. You could lose money as a result of your investment.



Stocks of smaller companies may be more risky than stocks of larger companies. Many of these companies are young and have limited operating or business history. Because these businesses frequently rely on narrow product lines and niche markets, they can suffer severely from isolated business setbacks.



Foreign investments may be more risky than domestic investments. Investments in securities of foreign issuers and non-dollar securities may be affected by fluctuations in currency exchange rates, incomplete or inaccurate financial information on companies, social upheavals and political actions ranging from tax code changes to governmental collapse. The foregoing risks are even greater with respect to securities of issuers in countries with emerging economies or emerging securities markets.



Non-investment grade debt securities entail greater credit risk and greater interest rate risk than do investment grade debt securities. In addition such securities could become harder to value and less liquid than investment grade debt securities.



Wellington Management's investment strategy will significantly influence the fund's performance. If Wellington's strategy for selecting individual securities does not produce the desired results, the fund could underperform its peers or lose money.


--------------------------------------------------------------------------------


PAST PERFORMANCE. Because the fund has been in operation for less than one year no performance history has been provided.


28                                                     HARTFORD HLS MUTUAL FUNDS

                                   HARTFORD INTERNATIONAL SMALL COMPANY HLS FUND

--------------------------------------------------------------------------------


YOUR EXPENSES. This table describes the fees and expenses that you may pay if you buy and hold shares of the fund. Please note that this table does not include fees and expenses deducted at the variable life insurance or variable annuity contract level, or by a qualified retirement plan.



SHAREHOLDER FEES                                  CLASS IA


  (fees paid directly from your investment)



  Maximum sales charge (load) as a percentage of
    offering price                                  None
  Maximum deferred sales charge (load)              None
  Exchange fees                                     None



ANNUAL OPERATING EXPENSES


  (expenses that are deducted from the fund's assets)



  Management fees                                   0.85%
  Distribution and service (12b-1) fees             None
  Other expenses(1)                                 0.15%
  Total operating expenses                          1.00%



(1)  Estimated.

EXAMPLE. This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year, that the fund's operating expenses remain the same and that you reinvest all dividends and distributions. Because no sales charges apply to the Class IA shares you would have the same expenses whether or not you redeemed your shares. Although your actual costs may be higher or lower, based on these assumptions your costs would be:



EXPENSES                                          CLASS IA


  (with or without redemption)



  Year 1                                            $103
  Year 3                                            $320


[SIDE NOTE]


SUB-ADVISER



Wellington Management



PORTFOLIO MANAGER



Edward L. Makin



-  Vice President of Wellington Management



-  Joined Wellington Management in 1994



-  Investment professional since 1987

[END SIDE NOTE]

HARTFORD HLS MUTUAL FUNDS                                                     29

HARTFORD MIDCAP HLS FUND
--------------------------------------------------------------------------------

INVESTMENT GOAL. The Hartford MidCap HLS Fund seeks long-term growth of capital by investing primarily in stocks selected on the basis of potential for capital appreciation.


INVESTMENT STRATEGY. The fund normally invests at least 65% of its total assets in common stocks of companies with market capitalizations within the range represented by the Standard & Poor's MidCap 400 Index. As of December 31, 2000 this range was between approximately $102 million and $13 billion and the average market capitalization was $2.8 billion. The fund may invest up to 20% of its total assets in securities of foreign issuers.


The fund uses a two-tiered investment strategy:

    - Using what is sometimes referred to as a "top down" approach, Wellington Management analyzes the general economic and investment environment. This includes an evaluation of economic conditions, U.S. fiscal and monetary policy, and demographic trends. Through top down analysis, Wellington Management anticipates trends and changes in markets and the economy overall and identifies industries and sectors that are expected to outperform.

    - Top down analysis is followed by what is sometimes referred to as a "bottom up" approach, which is the use of fundamental analysis to identify specific securities for purchase or sale. Fundamental analysis involves the assessment of a company through such factors as its business environment, management, balance sheet, income statement, anticipated earnings, revenues, and other related measures of value.

The fund favors high-quality growth companies. The key characteristics of high-quality growth companies include a leadership position within an industry, a strong balance sheet, a high return on equity, and a strong management team.

--------------------------------------------------------------------------------

MAIN RISKS. As with most stock funds, the value of your investment may go down in response to overall stock market movements and trends. Because the fund concentrates on mid-sized companies, its performance may be more volatile than that of a fund that invests primarily in larger companies. You could lose money as a result of your investment.

Stocks of mid-sized companies may be more risky than stocks of larger companies. These companies may be young and have more limited operating or business history. Because these businesses frequently rely on narrower product lines and niche markets, they can suffer from isolated business setbacks.


Wellington Management's investment strategy significantly influences the fund's performance. Mid-sized company stocks as a group could fall out of favor with the market, causing the fund to underperform funds that focus on other types of stocks. Similarly, if Wellington's stock selection strategy doesn't perform as expected, the fund could underperform its peers or lose money.



The fund may trade securities actively, which could increase its transaction costs (thus affecting performance).


--------------------------------------------------------------------------------

PAST PERFORMANCE. The bar chart and table below indicate the risks of investing in the fund. The bar chart shows how the fund's total return has varied from year to year, while the table shows how the fund's performance over time compares to that of a broad-based market index. These figures do not include the effect of sales charges or other fees which may be applied at the variable life insurance, variable annuity or qualified retirement plan product level. Any such additional sales charges or other fees will lower the fund's performance. All figures assume that all dividends and distributions were reinvested. Keep in mind that past performance does not indicate future results.


CLASS IA TOTAL RETURNS BY CALENDAR YEAR


EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

98   26.57%
99   51.81%
00   25.42%


 DURING THE PERIOD SHOWN IN THE BAR CHART, THE HIGHEST QUARTERLY RETURN WAS 30.49%, (4TH QUARTER, 1999) AND THE LOWEST QUARTERLY RETURN WAS -16.15% (3RD QUARTER, 1998).



AVERAGE ANNUAL TOTAL RETURNS FOR PERIODS ENDING 12/31/00



                                                  SINCE INCEPTION
                                          1 YEAR  (JULY 14, 1997)
  Class IA                                 25.42%         33.76%
  Index                                    17.51%         22.43%


  INDEX: The S&P MidCap 400 Index is an unmanaged index of common stocks of companies chosen by Standard & Poor's designed to represent price movements in the midcap U.S. equity market.

30                                                     HARTFORD HLS MUTUAL FUNDS

                                                        HARTFORD MIDCAP HLS FUND
--------------------------------------------------------------------------------


YOUR EXPENSES. This table describes the fees and expenses that you may pay if you buy and hold shares of the fund. Please note that this table does not include fees and expenses that will be applied at the variable life insurance or variable annuity contract level or by a qualified retirement plan.


SHAREHOLDER FEES                                  CLASS IA
  (fees paid directly from your investment)

  Maximum sales charge (load) as a percentage of
    offering price                                  None
  Maximum deferred sales charge (load)              None
  Exchange fees                                     None

ANNUAL OPERATING EXPENSES
  (expenses that are deducted from the fund's assets)


  Management fees                                   0.69%
  Distribution and service (12b-1) fees             None
  Other expenses                                    0.03%
  Total operating expenses                          0.72%


EXAMPLE. This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year, that the fund's operating expenses remain the same and that you reinvest all dividends and distributions. Because no sales charges apply to the Class IA shares you would have the same expenses whether or not you redeemed your shares. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

EXPENSES                                          CLASS IA
  (with or without redemption)


  Year 1                                            $ 74
  Year 3                                            $231
  Year 5                                            $402
  Year 10                                           $897


[SIDE NOTE]

SUB-ADVISER

Wellington Management

PORTFOLIO MANAGER

Phillip H. Perelmuter

-  Senior Vice President of Wellington Management

-  Manager of the fund since inception (1997)

-  Joined Wellington Management in 1995

-  Investment professional since 1983
[END SIDE NOTE]

HARTFORD HLS MUTUAL FUNDS                                                     31

HARTFORD MIDCAP VALUE HLS FUND
--------------------------------------------------------------------------------



INVESTMENT GOAL. The Hartford MidCap Value HLS Fund seeks long-term capital appreciation.



INVESTMENT STRATEGY. Under normal circumstances, the fund invests at least 80% of its total assets in equity securities of companies with market capitalizations above $2 billion and below $20 billion. The fund may invest up to 20% of its total assets in securities of foreign issuers.



The fund's investment strategy employs a contrarian approach to stock selection, favoring securities that appear to be undervalued in the marketplace. The approach demands an emphasis on extensive research to identify stocks of companies whose fundamentals are not adequately reflected in the market price of their securities. Valuation techniques are a key component of the fund's investment approach. A stock's value is evaluated on three primary criteria: its issuer's earnings power, growth potential and price-to-earnings ratio. Stocks are selected whose issuers have the most compelling blend of the following attributes:



    -  high fundamental investment value



    -  strong management team



    -  strong industry position



The annual portfolio turnover rate is expected to be less than 100%.


--------------------------------------------------------------------------------


MAIN RISKS. As with most equity funds, the value of your investment in the fund may go down in response to overall stock market movements and trends. Because the fund concentrates on mid-sized companies, its performance may be more volatile than that of a fund that invests primarily in larger companies. You could lose money as a result of your investment.



Equity securities of mid-sized companies may be more risky than those of larger companies. These companies may be young and have more limited operating or business history. Because these businesses frequently rely on narrower product lines and niche markets, they can suffer from isolated business setbacks.



Following a value orientation towards selecting securities entails special risks, particularly when used as part of a "contrarian" approach to evaluating issuers. Overlooked, otherwise undervalued securities entail a significant risk of never attaining higher value. For a variety of reasons, many undervalued companies never realize their potential and the market value of their equity securities remains low. In addition, even when undervalued companies realize their potential as economic enterprises, the market value of their securities may not reflect their success.



Foreign investments may be more risky than domestic investments. Investments in securities of foreign issuers may be affected by fluctuations in currency exchange rates, incomplete or inaccurate financial information on companies, social upheavals and political actions ranging from tax law changes to governmental collapse.



Wellington Management's investment strategy will significantly influence the fund's performance. If Wellington's strategy for selecting individual securities does not produce the desired results, the fund could underperform its peers or lose money.


--------------------------------------------------------------------------------


PAST PERFORMANCE. Because the fund has been in operation for less than one year no performance history has been provided.


32                                                     HARTFORD HLS MUTUAL FUNDS

                                                  HARTFORD MIDCAP VALUE HLS FUND

--------------------------------------------------------------------------------


YOUR EXPENSES. This table describes the fees and expenses that you may pay if you buy and hold shares of the fund. Please note that this table does not include fees and expenses deducted at the variable life insurance or variable annuity contract level, or by a qualified retirement plan.



SHAREHOLDER FEES                                  CLASS IA


  (fees paid directly from your investment)



  Maximum sales charge (load) as a percentage of
    offering price                                  None
  Maximum deferred sales charge (load)              None
  Exchange fees                                     None

ANNUAL OPERATING EXPENSES
  (expenses that are deducted from the fund's assets)



  Management fees                                   0.83%
  Distribution and service (12b-1) fees             None
  Other expenses(1)                                 0.08%
  Total operating expenses                          0.91%



(1)  Estimated.

EXAMPLE. This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year, that the fund's operating expenses remain the same and that you reinvest all dividends and distributions. Because no sales charges apply to the Class IA shares you would have the same expenses whether or not you redeemed your shares. Although your actual costs may be higher or lower, based on these assumptions your costs would be:



EXPENSES                                          CLASS IA


  (with or without redemption)



  Year 1                                            $ 93
  Year 3                                            $291


[SIDE NOTE]


SUB-ADVISER



Wellington Management



PORTFOLIO MANAGER



James N. Mordy



- Senior Vice President of Wellington Management



- Joined Wellington Management in 1985



- Investment professional since 1985

[END SIDE NOTE]

HARTFORD HLS MUTUAL FUNDS                                                     33

HARTFORD SMALL COMPANY HLS FUND
--------------------------------------------------------------------------------

INVESTMENT GOAL. The Hartford Small Company HLS Fund seeks growth of capital by investing primarily in stocks selected on the basis of potential for capital appreciation.


INVESTMENT STRATEGY. The fund normally invests at least 65% of its total assets in common stocks of companies with market capitalizations within the range represented by the Russell 2000 Index. As of December 31, 2000 this range was between approximately $4 million and $14 billion, and the average market capitalization was $618 million. The fund may invest up to 20% of its total assets in securities of foreign issuers.

Through fundamental analysis Wellington Management identifies companies that it believes have substantial potential for near-term capital appreciation. Wellington Management selects securities of companies that, in its opinion:

    -  have potential for above-average earnings growth,

    -  are undervalued in relation to their investment potential,

    - have positive business and/or fundamental financial characteristics that are overlooked or misunderstood by investors, or

    - are relatively obscure and undiscovered by the overall investment community.
Fundamental analysis of a company involves the assessment of such factors as its business environment, management, balance sheet, income statement, anticipated earnings, revenues, dividends, and other related measures of value.

--------------------------------------------------------------------------------

MAIN RISKS. As with most stock funds, the value of your investment may go down in response to overall stock market movements and trends. Because the fund concentrates on small companies, its performance may be more volatile than that of a fund that invests primarily in larger companies. You could lose money as a result of your investment.
Stocks of smaller companies may be more risky than stocks of larger companies. Many of these companies are young and have limited operating or business history. Because these businesses frequently rely on narrow product lines and niche markets, they can suffer severely from isolated business setbacks.

Foreign investments may be more risky than domestic investments. Investments in securities of foreign issuers may be affected by fluctuations in currency exchange rates, incomplete or inaccurate financial information on companies, social upheavals and political actions ranging from tax code changes to governmental collapse.


Wellington Management's investment strategy significantly influences the fund's performance. Small company stocks as a group could fall out of favor with the market, causing the fund to underperform funds that focus on other types of stocks. Similarly, if Wellington's stock selection strategy doesn't perform as expected, the fund could underperform its peers or lose money.


The fund may trade securities actively, which could increase its transaction costs (thus affecting performance).


--------------------------------------------------------------------------------

PAST PERFORMANCE. The bar chart and table below indicate the risks of investing in the fund. The bar chart shows how the fund's total return has varied from year to year, while the table shows how the fund's performance over time compares to that of a broad-based market index. These figures do not include the effect of sales charges or other fees which may be applied at the variable life insurance, variable annuity or qualified retirement plan product level. Any such additional sales charges or other fees will lower the fund's performance. All figures assume that all dividends and distributions were reinvested. Keep in mind that past performance does not indicate future results.


CLASS IA TOTAL RETURNS BY CALENDAR YEAR


EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

97    18.38%
98    11.62%
99    65.83%
00   -13.12%


 DURING THE PERIOD SHOWN IN THE BAR CHART, THE HIGHEST QUARTERLY RETURN WAS 35.93%, (4TH QUARTER, 1999) AND THE LOWEST QUARTERLY RETURN WAS -19.71% (3RD QUARTER, 1998).



AVERAGE ANNUAL TOTAL RETURNS FOR PERIODS ENDING 12/31/00



                                                             SINCE INCEPTION
                                              1 YEAR        (AUGUST 9, 1996)
  Class IA                                         -13.12%            17.60%
  Index                                             -3.03%            10.72%


  INDEX: The Russell 2000 Index is a broad based unmanaged index comprised of 2,000 of the smallest U.S. domiciled company common stocks (on the basis of capitalization) that are traded in the United States on the New York Stock Exchange, American Stock Exchange and NASDAQ.

34                                                     HARTFORD HLS MUTUAL FUNDS

                                                 HARTFORD SMALL COMPANY HLS FUND
--------------------------------------------------------------------------------


YOUR EXPENSES. This table describes the fees and expenses that you may pay if you buy and hold shares of the fund. Please note that this table does not include fees and expenses that will be applied at the variable life insurance or variable annuity contract level or by a qualified retirement plan.


SHAREHOLDER FEES                                  CLASS IA
  (fees paid directly from your investment)

  Maximum sales charge (load) as a percentage of
    offering price                                  None
  Maximum deferred sales charge (load)              None
  Exchange fees                                     None

ANNUAL OPERATING EXPENSES
  (expenses that are deducted from the fund's assets)


  Management fees                                   0.71%
  Distribution and service (12b-1) fees             None
  Other expenses                                    0.03%
  Total operating expenses                          0.74%


EXAMPLE. This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year, that the fund's operating expenses remain the same and that you reinvest all dividends and distributions. Because no sales charges apply to the Class IA shares you would have the same expenses whether or not you redeemed your shares. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

EXPENSES                                          CLASS IA
  (with or without redemption)


  Year 1                                            $ 76
  Year 3                                            $237
  Year 5                                            $413
  Year 10                                           $921


[SIDE NOTE]

SUB-ADVISER

Wellington Management

PORTFOLIO MANAGER

Steven C. Angeli

-  Vice President of Wellington Management

-  Manager of the fund since January 1, 2000

-  Joined Wellington Management in 1994

-  Investment professional since 1990
[END SIDE NOTE]

HARTFORD HLS MUTUAL FUNDS                                                     35

HARTFORD STOCK HLS FUND
--------------------------------------------------------------------------------

INVESTMENT GOAL. The Hartford Stock HLS Fund seeks long-term growth of capital, with income as a secondary consideration, by investing primarily in stocks.

INVESTMENT STRATEGY. The fund normally invests at least 65% of the fund's total assets in the common stocks of high-quality growth companies. Many of the companies in which the fund invests have a history of paying dividends and are expected to continue paying dividends in the future. The fund may invest up to 20% of its total assets in securities of non-U.S. issuers. The fund invests in a diversified portfolio of primarily equity securities using a two-tiered investment strategy:

    - Using what is sometimes referred to as a "top down" approach, Wellington Management analyzes the general economic and investment environment. This includes an evaluation of economic conditions, U.S. fiscal and monetary policy, demographic trends, and investor sentiment. Through top down analysis, Wellington Management anticipates trends and changes in markets in the economy overall and identifies industries and sectors that are expected to outperform.

    - Top down analysis is followed by what is sometimes referred to as a "bottom up" approach, which is the use of fundamental analysis to identify specific securities for purchase or sale. Fundamental analysis of a company involves the assessment of such factors as its business environment, management, balance sheet, income statement, anticipated earnings, revenues, dividends, and other related measures of value.

The key characteristics of high-quality growth companies favored by the fund include a leadership position within an industry, a strong balance sheet, a high return on equity, sustainable or increasing dividends, a strong management team and a globally competitive position.

--------------------------------------------------------------------------------

MAIN RISKS. As with most stock funds, the value of your investment may go down in response to overall stock market movements and trends. You could lose money as a result of your investment.


Foreign investments may be more risky than domestic investments. Investments in securities of foreign issuers may be affected by fluctuations in currency exchange rates, incomplete or inaccurate financial information on companies, social upheavals and political actions ranging from tax code changes to governmental collapse.


Wellington Management's investment strategy significantly influences the fund's performance. Large-capitalization stocks as a group could fall out of favor with the market, causing the fund to underperform funds that focus on small- or medium-capitalization stocks. Similarly, if the managers' stock selection strategy doesn't perform as expected, the fund could underperform its peers or lose money.


--------------------------------------------------------------------------------

PAST PERFORMANCE. The bar chart and table below indicate the risks of investing in the fund. The bar chart shows how the fund's total return has varied from year to year, while the table shows how the fund's performance over time compares to that of a broad-based market index. These figures do not include the effect of sales charges or other fees which may be applied at the variable life insurance, variable annuity or qualified retirement plan product level. Any such additional sales charges or other fees will lower the fund's performance. All figures assume that all dividends and distributions were reinvested. Keep in mind that past performance does not indicate future results.


CLASS IA TOTAL RETURNS BY CALENDAR YEAR


EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

91   24.58%
92   10.04%
93   14.34%
94   -1.80%
95   34.10%
96   24.37%
97   31.38%
98   33.47%
99   19.78%
00   -7.04%


 DURING THE PERIOD SHOWN IN THE BAR CHART, THE HIGHEST QUARTERLY RETURN WAS 22.17%, (4TH QUARTER, 1998) AND THE LOWEST QUARTERLY RETURN WAS -9.98% (3RD QUARTER, 1998).



AVERAGE ANNUAL TOTAL RETURNS FOR PERIODS ENDING 12/31/00



                                                             SINCE INCEPTION
                                1 YEAR  5 YEARS  10 YEARS   (AUGUST 31, 1977)
  Class IA                       -7.04%  19.41%    17.48%             15.17%
  Index                          -9.10%  18.32%    17.44%             15.81%


  INDEX: The S&P 500 Index is a market capitalization weighted price index composed of 500 widely held common stocks.

36                                                     HARTFORD HLS MUTUAL FUNDS

                                                         HARTFORD STOCK HLS FUND
--------------------------------------------------------------------------------


YOUR EXPENSES. This table describes the fees and expenses that you may pay if you buy and hold shares of the fund. Please note that this table does not include fees and expenses that will be applied at the variable life insurance or variable annuity contract level or by a qualified retirement plan.


SHAREHOLDER FEES                                  CLASS IA
  (fees paid directly from your investment)

  Maximum sales charge (load) as a percentage of
    offering price                                  None
  Maximum deferred sales charge (load)              None
  Exchange fees                                     None

ANNUAL OPERATING EXPENSES
  (expenses that are deducted from the fund's assets)


  Management fees                                   0.46%
  Distribution and service (12b-1) fees             None
  Other expenses                                    0.02%
  Total operating expenses                          0.48%


EXAMPLE. This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year, that the fund's operating expenses remain the same and that you reinvest all dividends and distributions. Because no sales charges apply to the Class IA shares you would have the same expenses whether or not you redeemed your shares. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

EXPENSES                                          CLASS IA
  (with or without redemption)


  Year 1                                            $ 49
  Year 3                                            $154
  Year 5                                            $269
  Year 10                                           $605


[SIDE NOTE]

SUB-ADVISER

Wellington Management

PORTFOLIO MANAGERS

Rand L. Alexander

-  Senior Vice President of Wellington Management

-  Manager of the fund since 1992

-  Joined Wellington Management in 1990

-  Investment professional since 1976

Philip H. Perelmuter

-  Senior Vice President of Wellington Management

-  Associate Manager of the fund since 1995

-  Joined Wellington Management in 1995

-  Investment professional since 1983
[END SIDE NOTE]

HARTFORD HLS MUTUAL FUNDS                                                     37

HARTFORD VALUE HLS FUND
--------------------------------------------------------------------------------



INVESTMENT GOAL.  The Hartford Value HLS Fund seeks long-term total return.



INVESTMENT STRATEGY. Under normal circumstances, the fund invests at least 80% of its total assets in equity securities of companies with market capitalizations above $5 billion. The fund may invest up to 20% of its total assets in the securities of foreign issuers.



The fund's investment approach is based on the fundamental analysis of companies with large market capitalization and estimated below-average price-to-earnings ratio. Fundamental analysis involves the assessment of company-specific factors such as its business environment, management, balance sheet, income statement, cash flow, anticipated earnings, hidden or undervalued assets, dividends, and other related measures of value. The typical purchase candidate may be characterized as an overlooked company with sound fundamentals. Holdings are frequently in viable, growing businesses with good financial strength in industries that are temporarily out of favor and under-researched by institutions, but provide the potential for above-average total returns and which sell at estimated below-average price-to-earnings multiples. Portfolio construction is driven primarily by security selection. Market timing is not employed, and limited consideration is given to economic analysis in establishing sector and industry weightings. The portfolio employs what is often called a "bottom up" approach, which is the use of fundamental analysis to select specific securities from a variety of industries. Fundamental analysis involves the assessment of company-specific factors such as business environment, management quality, balance sheet, income statement, revenues, anticipated earnings and other related measures or indicators of value.



The annual portfolio turnover rate is expected to be less than 100%.


--------------------------------------------------------------------------------


MAIN RISKS. As with most equity funds, the value of your investment in the fund may go down in response to overall stock market movements and trends. You could lose money as a result of your investment. The fund's focus on large capitalization companies significantly influences its performance. Large capitalization stocks as a group can fall out of favor with the market causing the fund to perform more poorly than funds that focus on medium or small capitalization stocks.



Following a value orientation towards selecting securities entails special risks, particularly when used as part of a "contrarian" approach to evaluating issuers. Overlooked, otherwise undervalued securities entail a significant risk of never attaining higher value. For a variety of reasons, many undervalued companies never realize their potential and the market value of their equity securities remains low. In addition, even when undervalued companies realize their potential as economic enterprises, the market value of their securities may not reflect their success.



Foreign investments may be more risky than domestic investments. Investments in securities of foreign issuers may be affected by fluctuations in currency exchange rates, incomplete or inaccurate financial information on companies, social upheavals and political actions ranging from tax law changes to governmental collapse.



Wellington Management's investment strategy will significantly influence the fund's performance. If Wellington's strategy for selecting individual securities does not produce the desired results, the fund could underperform its peers or lose money.


--------------------------------------------------------------------------------


PAST PERFORMANCE. Because the fund has been in operation for less than one year no performance history has been provided.


38                                                     HARTFORD HLS MUTUAL FUNDS

                                                         HARTFORD VALUE HLS FUND

--------------------------------------------------------------------------------


YOUR EXPENSES. This table describes the fees and expenses that you may pay if you buy and hold shares of the fund. Please note that this table does not include fees and expenses deducted at the variable life insurance or variable annuity contract level, or by a qualified retirement plan.



SHAREHOLDER FEES                                  CLASS IA


  (fees paid directly from your investment)



  Maximum sales charge (load) as a percentage of
    offering price                                  None
  Maximum deferred sales charge (load)              None
  Exchange fees                                     None

ANNUAL OPERATING EXPENSES
  (expenses that are deducted from the fund's assets)
  Management fees                                   0.83%
  Distribution and service (12b-1) fees             None
  Other expenses(1)                                 0.08%
  Total operating expenses                          0.91%



(1)  Estimated.

EXAMPLE. This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year, that the fund's operating expenses remain the same and that you reinvest all dividends and distributions. Because no sales charges apply to the Class IA shares you would have the same expenses whether or not you redeemed your shares. Although your actual costs may be higher or lower, based on these assumptions your costs would be:



EXPENSES                                          CLASS IA


  (with or without redemption)



  Year 1                                            $ 93
  Year 3                                            $291


[SIDE NOTE]


SUB-ADVISER



Wellington Management



PORTFOLIO MANAGEMENT



The fund is managed by Wellington Management using a team of analysts that specialize in value oriented investing led by John R. Ryan.



John R. Ryan



- Senior Vice President and Managing Partner of Wellington Management



- Joined Wellington Management in 1981



- Investment professional since 1981

[END SIDE NOTE]

HARTFORD HLS MUTUAL FUNDS                                                     39

HARTFORD ADVISERS HLS FUND
--------------------------------------------------------------------------------

INVESTMENT GOAL. The Hartford Advisers HLS Fund seeks maximum long-term total return.

INVESTMENT STRATEGY.  The fund allocates its assets among three categories:


    -  stocks



    -  debt securities and



    -  money market instruments

The fund favors stocks issued by high-quality growth companies. The key characteristics of high-quality growth companies include a leadership position within an industry, a strong balance sheet, a high return on equity, sustainable or increasing dividends, a strong management team and a globally competitive position.
The debt securities (other than money market instruments) in which the fund primarily invests include securities issued or guaranteed by the U.S. Government and its agencies or instrumentalities and securities rated investment grade (rated at least BBB by Standard & Poor's Corporation or Baa by Moody's Investors Service, Inc., or if unrated, securities deemed by Wellington Management to be of comparable quality). The fund is not restricted to any specific maturity term.

Asset allocation decisions are based on Wellington Management's judgment of the projected investment environment for financial assets, relative fundamental values, the attractiveness of each asset category, and expected future returns of each asset category. Wellington Management does not attempt to engage in short-term market timing among asset categories. As a result, shifts in asset allocation are gradual and continuous and the fund normally has some portion of its assets invested in each asset category. There is no limit on the amount of fund assets that may be allocated to each asset category and the allocation is in Wellington Management's discretion.


The fund may invest up to 20% of its total assets in securities of foreign issuers.


--------------------------------------------------------------------------------

MAIN RISKS. This fund has stock market risk, interest rate risk, manager allocation risk, credit risk and prepayment risk. You could lose money as a result of your investment.
Stock market risk means the stocks held by the fund may decline in value due to the activities and financial prospects of individual companies or to general market and economic conditions.
Interest rate risk refers to the possibility that your investment may go down in value when interest rates rise.
Credit risk refers to the possibility that the issuing company may not be able to pay interest and principal when due.
Manager allocation risk refers to the possibility that the portfolio managers could allocate assets in a manner that results in the fund underperforming its peers.

Foreign investments may be more risky than domestic investments. Investments in securities of foreign issuers and non-dollar securities may be affected by fluctuations in currency exchange rates, incomplete or inaccurate financial information on companies, social upheavals and political actions ranging from tax code changes to governmental collapse.


--------------------------------------------------------------------------------

PAST PERFORMANCE. The bar chart and table below indicate the risks of investing in the fund. The bar chart shows how the fund's total return has varied from year to year, while the table shows how the fund's performance over time compares to that of a broad-based market index. These figures do not include the effect of sales charges or other fees which may be applied at the variable life insurance, variable annuity or qualified retirement plan product level. Any such additional sales charges or other fees will lower the fund's performance. All figures assume that all dividends and distributions were reinvested. Keep in mind that past performance does not indicate future results.


CLASS IA TOTAL RETURNS BY CALENDAR YEAR


EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

91   20.33%
92    8.30%
93   12.25%
94   -2.74%
95   28.34%
96   16.59%
97   24.51%
98   24.66%
99   10.59%
00   -0.75%


 DURING THE PERIOD SHOWN IN THE BAR CHART, THE HIGHEST QUARTERLY RETURN WAS 13.92%, (2ND QUARTER, 1997) AND THE LOWEST QUARTERLY RETURN WAS -4.30% (3RD QUARTER, 1998).



AVERAGE ANNUAL TOTAL RETURNS FOR PERIODS ENDING 12/31/00



                                                             SINCE INCEPTION
                                1 YEAR  5 YEARS  10 YEARS   (MARCH 31, 1983)
   Class IA                       -.75%  14.71%    13.75%             12.83%
   S&P 500 Index                 -9.10%  18.32%    17.44%             16.24%
   LGCB Index                    11.85%   6.24%     8.00%              9.45%


  INDICES: The S&P 500 Index is a market capitalization weighted price index composed of 500 widely held common stocks.

  The Lehman Brothers Government/Corporate Bond Index ("LGCB") is a broad based unmanaged, market-value-weighted index of all debt obligations of the U.S. Treasury and U.S. Government agencies (excluding mortgaged-backed securities) and of all publicly-issued fixed-rate, nonconvertible, investment grade domestic corporate debt.

40                                                     HARTFORD HLS MUTUAL FUNDS

                                                      HARTFORD ADVISERS HLS FUND
--------------------------------------------------------------------------------


YOUR EXPENSES. This table describes the fees and expenses that you may pay if you buy and hold shares of the fund. Please note that this table does not include fees and expenses that will be applied at the variable life insurance or variable annuity contract level or by a qualified retirement plan.


SHAREHOLDER FEES                                  CLASS IA
  (fees paid directly from your investment)

  Maximum sales charge (load) as a percentage of
    offering price                                  None
  Maximum deferred sales charge (load)              None
  Exchange fees                                     None

ANNUAL OPERATING EXPENSES
  (expenses that are deducted from the fund's assets)


  Management fees                                   0.63%
  Distribution and service (12b-1) fees             None
  Other expenses                                    0.03%
  Total operating expenses                          0.66%


EXAMPLE. This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year, that the fund's operating expenses remain the same and that you reinvest all dividends and distributions. Because no sales charges apply to the Class IA shares you would have the same expenses whether or not you redeemed your shares. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

EXPENSES                                          CLASS IA
  (with or without redemption)


  Year 1                                            $ 68
  Year 3                                            $212
  Year 5                                            $369
  Year 10                                           $825


[SIDE NOTE]

SUB-ADVISER

Wellington Management

PORTFOLIO MANAGERS

Paul D. Kaplan

-  Senior Vice President of Wellington Management

-  Co-manager of the fund since 1987

-  Joined Wellington Management in 1982

-  Investment professional since 1974

Rand L. Alexander

-  Senior Vice President of Wellington Management

-  Co-manager of the fund since 1992

-  Joined Wellington Management in 1990

-  Investment professional since 1976
[END SIDE NOTE]

HARTFORD HLS MUTUAL FUNDS                                                     41

HARTFORD GLOBAL ADVISERS HLS FUND*
--------------------------------------------------------------------------------



INVESTMENT GOAL. The Hartford Global Advisers HLS Fund seeks maximum long-term total rate of return.


INVESTMENT STRATEGY. The fund consists of a diversified portfolio of securities covering a broad range of countries, industries and companies. Under normal circumstances, the fund diversifies its investments among at least three countries, one of which may be the United States. The fund invests in securities denominated in both U.S. dollars and foreign currencies that are traded in the U.S. or in foreign securities markets, or both.


The fund actively allocates its assets among three categories:


    -  equity securities


    -  debt securities


    -  money market instruments


The fund's investments in equity securities are substantially similar to the equity securities permitted for the Hartford Global Leaders HLS Fund. The fund favors securities of high quality growth companies which, in the opinion of Wellington Management, are leaders in their respective industries.


Debt securities (other than money market securities) in which the fund may invest include investment grade securities assigned a bond rating within the four highest categories by Moody's Investors Service, Inc. ("Moody's") or Standard & Poor's Corporation ("S&P"), or unrated securities determined by Wellington Management to be of comparable quality. In addition, the fund may invest up to 15% of its total assets in high-yield, high-risk debt securities, commonly know as "junk bonds." Such securities may be rated as low as "C" by Moody's or S&P, or, if unrated, be of comparable quality as determined by Wellington Management.


Asset allocation decisions are based upon Wellington Management's judgment of the projected investment environment for financial assets, relative fundamental values and attractiveness of each asset category. Wellington Management does not attempt to make short-term market timing decisions among asset categories and asset allocation is within Wellington Management's discretion. As a result, shifts in asset allocation are expected to be gradual and continuous and the fund normally has some portion of its assets invested in each asset category. There is no limit on the amount of fund assets that may be allocated to each asset category.



* Formerly, Hartford International Advisers HLS Fund


--------------------------------------------------------------------------------

MAIN RISKS. This fund has stock market risk, interest rate risk, manager allocation risk, credit risk and prepayment risk. You could lose money as a result of your investment.
Stock market risk means the stocks held by the fund may decline in value due to the activities and financial prospects of individual companies or to general market and economic conditions.
Interest rate risk refers to the possibility that your investment may go down in value when interest rates rise.
Credit risk refers to the possibility that the issuing company may not be able to pay interest and principal when due.
Manager allocation risk refers to the possibility that the portfolio managers could allocate assets in a manner that results in the fund underperforming its peers.

Foreign investments may be more risky than domestic investments. Investments in securities of foreign issuers and non-dollar securities may be affected by fluctuations in currency exchange rates, incomplete or inaccurate financial information on companies, social upheavals and political actions ranging from tax code changes to governmental collapse.


The fund may trade securities actively, which could increase its transaction costs (thus affecting performance).


--------------------------------------------------------------------------------

PAST PERFORMANCE. The bar chart and table below indicate the risks of investing in the fund. The bar chart shows how the fund's total return has varied from year to year, while the table shows how the fund's performance over time compares to that of a broad-based market index. These figures do not include the effect of sales charges or other fees which may be applied at the variable life insurance, variable annuity or qualified retirement plan product level. Any such additional sales charges or other fees will lower the fund's performance. All figures assume that all dividends and distributions were reinvested. Keep in mind that past performance does not indicate future results.


CLASS IA TOTAL RETURNS BY CALENDAR YEAR


EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

96   12.25%
97    5.52%
98   13.35%
99   23.16%
00   -6.63%


 DURING THE PERIOD SHOWN IN THE BAR CHART, THE HIGHEST QUARTERLY RETURN WAS 13.17%, (4TH QUARTER, 1999) AND THE LOWEST QUARTERLY RETURN WAS -9.05% (3RD QUARTER, 1998).



AVERAGE ANNUAL TOTAL RETURNS FOR PERIODS ENDING 12/31/00



                                                               SINCE INCEPTION
                                         1 YEAR       5 YEAR   (MARCH 1, 1995)
  Class IA                                     -6.63%   8.99%           10.30%
  EAFE GDP Index                              -15.53%   9.81%           10.84%
  Salomon Index (ex-U.S.)                       1.59%   3.10%            4.93%


  INDICES: The Morgan Stanley Europe, Australia, Far East GDP ("EAFE GDP") Index is an unmanaged index of stocks of companies representing stock markets in Europe, Australia, New Zealand and the Far East.

  Salomon Smith Barney World Government Bond ("Salomon") Index is a market-capitalization weighted index of government bonds representing 18 government bond markets of Europe, Australia, North America and the Far East and the ex-U.S. Index excludes the United States.

  *Index inception performance is from 2/28/95

42                                                     HARTFORD HLS MUTUAL FUNDS

                                               HARTFORD GLOBAL ADVISERS HLS FUND
--------------------------------------------------------------------------------



YOUR EXPENSES. This table describes the fees and expenses that you may pay if you buy and hold shares of the fund. Please note that this table does not include fees and expenses that will be applied at the variable life insurance or variable annuity contract level or by a qualified retirement plan.


SHAREHOLDER FEES                                  CLASS IA
  (fees paid directly from your investment)

  Maximum sales charge (load) as a percentage of
    offering price                                  None
  Maximum deferred sales charge (load)              None
  Exchange fees                                     None

ANNUAL OPERATING EXPENSES
  (expenses that are deducted from the fund's assets)


  Management fees                                   0.76%
  Distribution and service (12b-1) fees             None
  Other expenses                                    0.09%
  Total operating expenses                          0.85%


EXAMPLE. This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year, that the fund's operating expenses remain the same and that you reinvest all dividends and distributions. Because no sales charges apply to the Class IA shares you would have the same expenses whether or not you redeemed your shares. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

EXPENSES                                          CLASS IA
  (with or without redemption)


  Year 1                                            $   87
  Year 3                                            $  372
  Year 5                                            $  473
  Year 10                                           $1,052


[SIDE NOTE]
SUB-ADVISER

Wellington Management
PORTFOLIO MANAGERS

Andrew S. Offit


-  Vice President of Wellington Management

-  Associate Manager of the equity component of the fund since 1997

-  Joined Wellington Management in 1997

-  Investment professional since 1987
Robert L. Evans

-  Senior Vice President of Wellington Management

-  Manager of the debt component of the fund since inception (1995)

-  Joined Wellington Management in 1995

-  Investment professional since 1985
[END SIDE NOTE]

HARTFORD HLS MUTUAL FUNDS                                                     43

HARTFORD BOND HLS FUND
--------------------------------------------------------------------------------

INVESTMENT GOAL. The Hartford Bond HLS Fund seeks a high level of current income, consistent with a competitive total return, as compared to bond funds with similar investment objectives and policies, by investing primarily in debt securities.

INVESTMENT STRATEGY.  Debt securities in which the fund invests include
(1) securities issued or guaranteed as to principal or interest by the U.S. Government, its agencies or instrumentalities; (2) non-convertible debt securities issued or guaranteed by U.S. corporations or other issuers (including foreign governments or corporations); (3) asset-backed and mortgage-related securities; and (4) securities issued or guaranteed as to principal or interest by a sovereign government or one of its agencies or political subdivisions, supranational entities such as development banks, non-U.S. corporations, banks or bank holding companies, or other foreign issuers.


The fund normally invests at least 80% of its total assets in investment grade debt securities. The fund may invest up to 20% of its total assets in securities rated in the highest category of below investment grade bonds, or securities which, if unrated, are determined by HIMCO to be of comparable quality. Debt securities rated below investment grade are commonly referred to as "high yield-high risk securities" or "junk bonds".


The fund invests at least 65% of its total assets in debt securities with a maturity of at least one year. Although the fund does not have a maximum maturity restriction, the fund tends to have an average maturity within the intermediate-term range which is typically defined as between 5 to 10 years.


The fund may invest up to 15% of its total assets in preferred stocks, convertible securities, and securities accompanied by warrants to purchase equity securities. The fund will not invest in common stocks directly, but may retain, for reasonable periods of time, common stocks acquired upon conversion of debt securities or upon exercise of warrants acquired with debt securities. The fund may invest up to 30% of its total assets in debt securities of foreign issuers and up to 10% of its total assets in non-dollar securities.

The fund uses what is sometimes referred to as a top-down analysis to determine which industries may benefit from current and future changes in the economy. The fund then selects individual securities from selected industries that, from a yield perspective, appear to be attractive. The portfolio manager assesses such factors as a company's business environment, balance sheet, income statement, anticipated earnings and management team.

--------------------------------------------------------------------------------

MAIN RISKS. The major factors affecting this fund's performance are interest rates and credit risk. You could lose money as a result of your investment. When interest rates rise, bond prices fall; generally the longer the fund's maturity, the more sensitive it is to this risk.
The fund could lose money if any bonds it owns are downgraded in credit rating or go into default. In general, lower-rated bonds have higher credit risks. If certain sectors or investments don't perform as the manager expects, the fund could underperform its peers or lose money.
High yield bonds and foreign securities may make the fund more sensitive to market or economic shifts in the U.S. and abroad.

Foreign investments may be more risky than domestic investments. Investments in securities of foreign issuers and non-dollar securities may be affected by fluctuations in currency exchange rates, incomplete or inaccurate financial information on companies, social upheavals and political actions ranging from tax code changes to governmental collapse.


The fund may trade securities actively, which could increase its transaction costs (thus affecting performance).


--------------------------------------------------------------------------------

PAST PERFORMANCE. The bar chart and table below indicate the risks of investing in the fund. The bar chart shows how the fund's total return has varied from year to year, while the table shows how the fund's performance over time compares to that of a broad-based market index. These figures do not include the effect of sales charges or other fees which may be applied at the variable life insurance, variable annuity or qualified retirement plan product level. Any such additional sales charges or other fees will lower the fund's performance. All figures assume that all dividends and distributions were reinvested. Keep in mind that past performance does not indicate future results.


CLASS IA TOTAL RETURNS BY CALENDAR YEAR


EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

91   16.43%
92    5.53%
93   10.24%
94   -3.95%
95   18.49%
96    3.52%
97   11.35%
98    8.15%
99   -2.02%
00   11.99%


 DURING THE PERIOD SHOWN IN THE BAR CHART, THE HIGHEST QUARTERLY RETURN WAS 6.40%, (2ND QUARTER, 1995) AND THE LOWEST QUARTERLY RETURN WAS -3.40% (1ST QUARTER, 1994).



AVERAGE ANNUAL TOTAL RETURNS FOR PERIODS ENDING 12/31/00



                                                                                 SINCE INCEPTION
                                          1 YEAR            5 YEARS  10 YEARS   (AUGUST 31, 1977)
  Class IA                                           11.99%   6.47%     7.75%              8.67%
  Index                                              11.85%   6.24%     8.00%              9.13%


  INDEX: The Lehman Brothers Government/Corporate Bond Index is a broad based unmanaged, market-value-weighted index of all debt obligations of the U.S. Treasury and U.S. Government agencies (excluding mortgaged-backed securities) and of all publicly-issued fixed-rate, nonconvertible, investment grade domestic corporate debt.

44                                                     HARTFORD HLS MUTUAL FUNDS

                                                          HARTFORD BOND HLS FUND
--------------------------------------------------------------------------------


YOUR EXPENSES. This table describes the fees and expenses that you may pay if you buy and hold shares of the fund. Please note that this table does not include fees and expenses that will be applied at the variable life insurance or variable annuity contract level or by a qualified retirement plan.


SHAREHOLDER FEES                                  CLASS IA
  (fees paid directly from your investment)

  Maximum sales charge (load) as a percentage of
    offering price                                  None
  Maximum deferred sales charge (load)              None
  Exchange fees                                     None

ANNUAL OPERATING EXPENSES
  (expenses that are deducted from the fund's assets)


  Management fees                                   0.49%
  Distribution and service (12b-1) fees             None
  Other expenses                                    0.03%
  Total operating expenses                          0.52%


EXAMPLE. This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year, that the fund's operating expenses remain the same and that you reinvest all dividends and distributions. Because no sales charges apply to the Class IA shares you would have the same expenses whether or not you redeemed your shares. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

EXPENSES                                          CLASS IA
  (with or without redemption)


  Year 1                                            $ 53
  Year 3                                            $167
  Year 5                                            $291
  Year 10                                           $654


[SIDE NOTE]

SUB-ADVISER

HIMCO

PORTFOLIO MANAGER

Alison D. Granger, CFA

-  Senior Vice President of HIMCO

-  Manager of the fund since 1996

-  Joined HIMCO in 1993

-  Investment professional since 1981
[END SIDE NOTE]

HARTFORD HLS MUTUAL FUNDS                                                     45

HARTFORD HIGH YIELD HLS FUND
--------------------------------------------------------------------------------

INVESTMENT GOAL. The Hartford High Yield HLS Fund seeks high current income by investing in non-investment grade debt securities. Growth of capital is a secondary objective.

INVESTMENT STRATEGY. The fund normally invests at least 65%, and may invest up to 100%, of its total assets in non-investment grade debt securities (securities rated "Ba" or lower by Moody's Investors Service, Inc. ("Moody's") or "BB" or lower by Standard and Poor's Corporation ("S&P"), or securities which, if unrated, are determined by HIMCO to be of comparable quality). Debt securities rated below investment grade are commonly referred to as "high yield-high risk securities" or "junk bonds". The fund will invest no more than 10% of total assets in securities rated below B3 by Moody's or B- by S&P, or, if unrated, determined to be of comparable quality by HIMCO. The fund may invest in bonds of any maturity although the fund tends to have an average maturity within the intermediate-term range which is typically defined as between 5 to 10 years.


The fund may invest up to 15% of its total assets in preferred stocks, convertible securities, and securities carrying warrants to purchase equity securities. The fund does not invest in common stocks directly, but may retain, for reasonable periods of time, common stocks acquired upon conversion of debt securities or upon exercise of warrants acquired with debt securities. The fund may invest up to 30% of its total assets in securities of non-U.S. issuers and up to 10% of its total assets in non-dollar securities.

To achieve its goal of high current income, the fund uses what is sometimes referred to as a top-down analysis to determine which industries may benefit from current and future changes in the economy. The fund then selects individual securities within selected industries that appear from a yield perspective to be attractive. The fund assesses such factors as the company's business environment, balance sheet, income statement, anticipated earnings and management team.
The fund seeks its secondary goal of capital growth, when consistent with its primary objective of high current income, by investing in securities that the portfolio manager expects to appreciate in value as a result of declines in long-term interest rates or favorable developments affecting the business or prospects of the issuer which may improve the issuer's financial condition and credit rating.

--------------------------------------------------------------------------------

MAIN RISKS. The major factors affecting this fund's performance are interest rates and credit risk. You could lose money as a result of your investment. When interest rates rise, bond prices fall; generally the longer a bond's maturity, the more sensitive it is to this risk.
Credit risk depends largely on the perceived financial health of bond issuers. In general, lower-rated bonds have higher credit risks. High yield bond prices can fall on bad news about the economy, an industry or a company. Share price, yield and total return may fluctuate more than with less aggressive bond funds. The fund could lose money if any bonds it owns are downgraded in credit rating or go into default. If certain industries or investments don't perform as the fund expects, it could underperform its peers or lose money.

Foreign investments may be more risky than domestic investments. Investments in securities of foreign issuers and non-dollar securities may be affected by fluctuations in currency exchange rates, incomplete or inaccurate financial information on companies, social upheavals and political actions ranging from tax code changes to governmental collapse.

High yield bonds and foreign securities may make the fund more sensitive to market or economic shifts in the U.S. and abroad.

In a down market some of the fund's investments could become harder to value.


--------------------------------------------------------------------------------

PAST PERFORMANCE. The bar chart and table below indicate the risks of investing in the fund. The bar chart shows the fund's total return for the first full calendar year of the fund's operation, while the table shows how the fund's performance over the same time period and since inception compares to that of a broad-based market index. These figures do not include the effect of sales charges or other fees which may be applied at the variable life insurance, variable annuity or qualified retirement plan product level. Any such additional sales charges or other fees will lower the fund's performance. All figures assume that all dividends and distributions were reinvested. Keep in mind that past performance does not indicate future results.


CLASS IA TOTAL RETURNS BY CALENDAR YEAR


EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

99   4.70%
00   1.03%


 DURING THE PERIOD SHOWN IN THE BAR CHART, THE HIGHEST QUARTERLY RETURN WAS 3.14%, (1ST QUARTER, 1999) AND THE LOWEST QUARTERLY RETURN WAS -2.02% (1ST QUARTER, 2000).



AVERAGE ANNUAL TOTAL RETURNS FOR PERIODS ENDING 12/31/00



                                                              SINCE INCEPTION
                                              1 YEAR       (SEPTEMBER 30, 1998)
  Class IA                                          1.03%               4.18%
  Index                                            -5.86%               -.70%


  INDEX: The Lehman Brothers High Yield Corporate Index is a broad-based market-value-weighted index that tracks the total return performance of non-investment grade, fixed-rate, publicly placed, dollar denominated and nonconvertible debt registered with the SEC.

46                                                     HARTFORD HLS MUTUAL FUNDS

                                                    HARTFORD HIGH YIELD HLS FUND
--------------------------------------------------------------------------------


YOUR EXPENSES. This table describes the fees and expenses that you may pay if you buy and hold shares of the fund. Please note that this table does not include fees and expenses that will be applied at the variable life insurance or variable annuity contract level or by a qualified retirement plan.


SHAREHOLDER FEES                                  CLASS IA
  (fees paid directly from your investment)

  Maximum sales charge (load) as a percentage of
    offering price                                  None
  Maximum deferred sales charge (load)              None
  Exchange fees                                     None

ANNUAL OPERATING EXPENSES
  (expenses that are deducted from the fund's assets)


  Management fees                                   0.77%
  Distribution and service (12b-1) fees             None
  Other expenses                                    0.04%
  Total operating expenses                          0.81%


EXAMPLE. This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year, that the fund's operating expenses remain the same and that you reinvest all dividends and distributions. Because no sales charges apply to the Class IA shares you would have the same expenses whether or not you redeemed your shares. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

EXPENSES                                          CLASS IA
  (with or without redemption)


  Year 1                                            $   83
  Year 3                                            $  260
  Year 5                                            $  451
  Year 10                                           $1,005


[SIDE NOTE]

SUB-ADVISER

HIMCO

PORTFOLIO MANAGER

Alison D. Granger, CFA

-  Senior Vice President of HIMCO

-  Manager of the fund since inception (1998)

-  Joined HIMCO in 1993

-  Investment professional since 1981
[END SIDE NOTE]

HARTFORD HLS MUTUAL FUNDS                                                     47

HARTFORD MORTGAGE SECURITIES HLS FUND
--------------------------------------------------------------------------------

INVESTMENT GOAL. The Hartford Mortgage Securities HLS Fund seeks maximum current income consistent with safety of principal and maintenance of liquidity by investing primarily in mortgage-related securities.

INVESTMENT STRATEGY. The fund normally invests at least 65% of its total assets in high quality mortgage-related securities either (i) issued by U.S. Government agencies, instrumentalities or sponsored corporations, or (ii) rated A or better by Moody's or S&P or, if not rated, which are of equivalent investment quality as determined by HIMCO. These U. S. Government agencies, instrumentalities or sponsored corporations may include the Government National Mortgage Association, the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation.

At times the fund may invest in mortgage-related securities not meeting the foregoing investment quality standards when HIMCO deems such investments to be consistent with the fund's investment objective; however, no such investments are made in excess of 20% of the fund's total assets. Such investments are considered mortgage-related securities for purposes of the investment strategy that the fund invest at least 65% of its total assets in mortgage-related securities.

In addition, the fund may invest in mortgage-related securities known as collateralized mortgage obligations, including residential and commercial mortgage-backed securities which are issued by governmental agencies or private entities.
The fund may also purchase asset-backed securities.

In recent years, the Fund's annual portfolio turnover rate has exceeded 400%.


--------------------------------------------------------------------------------

MAIN RISKS. The primary risks of this fund are interest rate risk, credit risk, prepayment risk, and manager risk. You could lose money as a result of your investment.
Interest rate risk refers to the possibility that your investment may go down in value when interest rates rise.
Credit risk refers to the possibility that the issuing company may not be able to pay interest and principal when due.
Prepayment risk refers to the possibility that any mortgage securities held by the fund may be adversely affected by changes in prepayment rates on the underlying mortgages. If prepayments increase as a result of lower interest rates the fund may have to invest a portion of its assets at lower rates.

Wellington Management's investment strategy significantly influences the fund's performance. Mortgage securities as a group could fall out of favor with the market, causing the fund to underperform funds that focus on other categories. Similarly, if the managers' selection strategy doesn't perform as expected, the fund could underperform its peers or lose money.


The fund trades securities very actively, which increases its transaction costs (thus lowering performance).


--------------------------------------------------------------------------------

PAST PERFORMANCE. The bar chart and table below indicate the risks of investing in the fund. The bar chart shows how the fund's total return has varied from year to year, while the table shows how the fund's performance over time compares to that of a broad-based market index. These figures do not include the effect of sales charges or other fees which may be applied at the variable life insurance, variable annuity or qualified retirement plan product level. Any such additional sales charges or other fees will lower the fund's performance. All figures assume that all dividends and distributions were reinvested. Keep in mind that past performance does not indicate future results.


CLASS IA TOTAL RETURNS BY CALENDAR YEAR


EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

91   14.71%
92    4.64%
93    6.31%
94   -1.61%
95   16.17%
96    5.07%
97    9.01%
98    6.72%
99    1.52%
00   10.28%


 DURING THE PERIOD SHOWN IN THE BAR CHART, THE HIGHEST QUARTERLY RETURN WAS 5.66%, (3RD QUARTER, 1991) AND THE LOWEST QUARTERLY RETURN WAS -2.13 (1ST QUARTER, 1994).



AVERAGE ANNUAL TOTAL RETURNS FOR PERIODS ENDING 12/31/00



                                                             SINCE INCEPTION
                                1 YEAR  5 YEARS  10 YEARS   (JANUARY 1, 1985)
  Class IA                      10.28%    6.48%     7.16%              8.50%
  Index                         11.16%    6.91%     7.82%              9.65%


  INDEX: Lehman Mortgage-Backed Securities Index is an index of mortgage backed pass-through securities of the Government National Mortgage Association, Federal National Mortgage Association and Federal Home Loan Mortgage Corporation.

48                                                     HARTFORD HLS MUTUAL FUNDS

                                           HARTFORD MORTGAGE SECURITIES HLS FUND
--------------------------------------------------------------------------------


YOUR EXPENSES. This table describes the fees and expenses that you may pay if you buy and hold shares of the fund. Please note that this table does not include fees and expenses that will be applied at the variable life insurance or variable annuity contract level or by a qualified retirement plan.


SHAREHOLDER FEES                                  CLASS IA
  (fees paid directly from your investment)

  Maximum sales charge (load) as a percentage of
    offering price                                  None
  Maximum deferred sales charge (load)              None
  Exchange fees                                     None

ANNUAL OPERATING EXPENSES
  (expenses that are deducted from the fund's assets)


  Management fees                                   0.45%
  Distribution and service (12b-1) fees             None
  Other expenses                                    0.03%
  Total operating expenses                          0.48%


EXAMPLE. This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year, that the fund's operating expenses remain the same and that you reinvest all dividends and distributions. Because no sales charges apply to the Class IA shares you would have the same expenses whether or not you redeemed your shares. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

EXPENSES                                          CLASS IA
  (with or without redemption)


  Year 1                                            $ 49
  Year 3                                            $154
  Year 5                                            $269
  Year 10                                           $605


[SIDE NOTE]

SUB-ADVISER

HIMCO

PORTFOLIO MANAGER

Peter P. Perrotti

-  Senior Vice President of HIMCO

-  Manager of the fund since May 1, 1999

-  Joined HIMCO in 1990

-  Investment professional since 1989
[END SIDE NOTE]

HARTFORD HLS MUTUAL FUNDS                                                     49

HARTFORD MONEY MARKET HLS FUND
--------------------------------------------------------------------------------

INVESTMENT GOAL. The Hartford Money Market HLS Fund seeks maximum current income consistent with liquidity and preservation of capital.


INVESTMENT STRATEGY. The fund seeks to maintain a stable share price of $1.00. The fund focuses on specific short-term U.S. dollar denominated money market instruments which are rated in the first two investment tiers by at least one nationally recognized statistical rating organization, or if unrated, determined to be of comparable quality by HIMCO. Money market instruments include
(1) banker's acceptances; (2) obligations of governments (whether U.S. or non-U.S.) and their agencies and instrumentalities; (3) short-term corporate obligations, including commercial paper, notes, and bonds; (4) other short-term debt obligations; (5) obligations of U.S. banks, foreign branches of U.S. banks (Eurodollars), U.S. branches and agencies of foreign banks (Yankee dollars), and foreign branches of foreign banks; (6) asset-backed securities; and
(7) repurchase agreements.


The fund purchases securities which it believes offer attractive returns relative to the risks undertaken. In addition, the portfolio manager adjusts the average maturity of the portfolio in anticipation of interest rate changes.

--------------------------------------------------------------------------------

MAIN RISKS. The primary risks of this fund are interest rate risk, credit risk and manager risk.

A rise in interest rates could cause a fall in the values of the fund's securities. Credit risk refers to the risk that a security's credit rating could be downgraded affecting the value and, potentially the likelihood of repayment, of the fund's securities. Manager risk refers to the risk that if the manager does not effectively implement the fund's investment goal and style, the fund could underperform its peers.

An investment in the fund is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although the fund seeks to preserve the value of your investment at $1.00 per share, there is a risk that the fund's share price could fall below $1.00, which would make your shares worth less than what you paid for them.

--------------------------------------------------------------------------------

PAST PERFORMANCE. The bar chart and table below indicate the risks of investing in the fund. The bar chart shows how the fund's total return has varied from year to year, while the table shows how the fund's performance over time compares to that of a broad-based market index. These figures do not include the effect of sales charges or other fees which may be applied at the variable life insurance, variable annuity or qualified retirement plan product level. Any such additional sales charges or other fees will lower the fund's performance. All figures assume that all dividends and distributions were reinvested. Keep in mind that past performance does not indicate future results.


CLASS IA TOTAL RETURNS BY CALENDAR YEAR


EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

91   6.01%
92   3.63%
93   2.94%
94   3.95%
95   5.74%
96   5.18%
97   5.31%
98   5.25%
99   4.89%
00   6.10%


 DURING THE PERIOD SHOWN IN THE BAR CHART, THE HIGHEST QUARTERLY RETURN WAS 1.70%, (1ST QUARTER 1991) AND THE LOWEST QUARTERLY RETURN WAS 0.72% (1ST QUARTER, 1994).



AVERAGE ANNUAL TOTAL RETURNS FOR PERIODS ENDING 12/31/00



                                                           SINCE INCEPTION
                                1 YEAR  5 YEARS  10 YEARS  (JUNE 30, 1980)
  Class IA                       6.10%    5.35%     4.90%           7.31%
  Index                          6.10%    5.27%     4.85%           7.32%



  INDEX: 60-Day Treasury Bill Index, an unmanaged index of short-term treasury bills.
  Current 7-day yield as of December 31, 2000: 6.20%
  Effective 7-day yield (which indicates the effect of daily compounding) as of December 31, 2000: 6.39%
  Please call 1-800-862-6668 for the most recent current and effective yield information.

50                                                     HARTFORD HLS MUTUAL FUNDS

                                                  HARTFORD MONEY MARKET HLS FUND
--------------------------------------------------------------------------------


YOUR EXPENSES. This table describes the fees and expenses that you may pay if you buy and hold shares of the fund. Please note that this table does not include fees and expenses that will be applied at the variable life insurance or variable annuity contract level or by a qualified retirement plan.


SHAREHOLDER FEES                                  CLASS IA
  (fees paid directly from your investment)

  Maximum sales charge (load) as a percentage of
    offering price                                  None
  Maximum deferred sales charge (load)              None
  Exchange fees                                     None

ANNUAL OPERATING EXPENSES
  (expenses that are deducted from the fund's assets)


  Management fees                                   0.45%
  Distribution and service (12b-1) fees             None
  Other expenses                                    0.03%
  Total operating expenses                          0.48%


EXAMPLE. This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year, that the fund's operating expenses remain the same and that you reinvest all dividends and distributions. Because no sales charges apply to the Class IA shares you would have the same expenses whether or not you redeemed your shares. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

EXPENSES                                          CLASS IA
  (with or without redemption)


  Year 1                                            $ 49
  Year 3                                            $154
  Year 5                                            $269
  Year 10                                           $605


[SIDE NOTE]

SUB-ADVISER

HIMCO

PORTFOLIO MANAGER

William H. Davison, Jr.

-  Senior Vice President of HIMCO

-  Manager of the fund since 1992

-  Joined HIMCO in 1990

-  Investment professional since 1981
[END SIDE NOTE]

HARTFORD HLS MUTUAL FUNDS                                                     51

FURTHER INFORMATION ON THE FUNDS
--------------------------------------------------------------------------------


INVESTMENT STRATEGIES AND INVESTMENT MATTERS



INVESTMENT RISKS GENERALLY



There is no assurance that a fund will achieve its investment objective or objectives, and investors should not consider any one fund alone to be a complete investment program. As with all mutual funds, there is a risk that an investor could lose money by investing in a fund.



The different types of securities, investments, and investment techniques used by each fund all have attendant risks of varying degrees. For example, with respect to equity securities, there can be no assurance of capital appreciation and an investment in any stock is subject to the risk that the stock market as a whole may decline, thereby depressing the stock's price (market risk), or the risk that the price of a particular issuer's stock may decline due to its financial results (financial risk). With respect to debt securities, there exists the risk that the issuer of a security may not be able to meet its obligations on interest or principal payments at the time required by the instrument (credit risk, a type of financial risk). In addition, the value of debt instruments and other income-bearing securities generally rises and falls inversely with prevailing current interest rates (interest rate risk, a type of market risk). As described below, an investment in certain of the funds entails special additional risks as a result of their ability to invest a substantial portion of their assets in foreign investments or securities of issuers in the same industry.



USE OF MONEY MARKET INVESTMENTS FOR TEMPORARY DEFENSIVE PURPOSES



From time to time, as part of its principal investment strategy, each fund (other than the Money Market fund) may invest some or all of its assets in high quality money market securities for temporary defensive purposes in response to adverse market, economic or political conditions. To the extent a fund is in a defensive position, the fund may lose the benefit of upswings and limit its ability to meet its investment objective.



USE OF OPTIONS, FUTURES AND OTHER DERIVATIVES



Although not a principal investment strategy, each fund (other than the Money Market Fund) may purchase and sell options, enter into futures contracts or utilize other derivatives with respect to stocks, bonds, groups of securities (such as financial indices), foreign currencies or interest rates. These techniques, which are incidental to each fund's primary strategy, permit a fund to gain exposure to a particular security, group of securities, interest rate or index, and thereby have the potential for a fund to earn returns that are similar to those which would be earned by direct investments in those securities or instruments.



These techniques are also used to manage risk by hedging a fund's portfolio investments. Hedging techniques may not always be available to the funds; and it may not always be feasible for a fund to use hedging techniques even when they are available.



Derivatives have risks, however. If the issuer of the derivative instrument does not pay the amount due, a fund could lose money on the instrument. In addition, the underlying security or investment on which the derivative is based, and the derivative itself, may not perform the way the manager expected. As a result, the use of these techniques may result in losses to a fund or increase volatility in a fund's performance.



FOREIGN INVESTMENTS



The funds that may invest 20% or more of their total assets in securities of foreign issuers or non-dollar securities hold foreign investments as part of their principal investment strategy. Certain other funds may hold foreign investments, but not as a principal investment strategy.



Investments in the securities of foreign issuers or investments in non-dollar securities involve significant risks that are not typically associated with investing in U.S. dollar-denominated securities or securities of domestic issuers. Such investments may be affected by changes in currency rates, changes in foreign or U.S. laws or restrictions applicable to such investments and in exchange control regulations. Some foreign stock markets (and other securities markets) may have substantially less volume than, for example, the New York Stock Exchange (or other domestic markets) and securities of some foreign issuers may be less liquid than securities of comparable domestic issuers. Commissions and dealer mark-ups on transactions in foreign investments may be higher than for similar transactions in the United States. In addition, clearance and settlement procedures may be different in foreign countries and, in certain markets, on certain occasions, such procedures have been unable to keep pace with the volume of securities transactions, thus making it difficult to conduct such transactions. The inability of the fund to make intended investments due to settlement problems could cause it to miss attractive investment opportunities. Inability to dispose of portfolio securities or other investments due to settlement problems could result either in losses to the fund due


52                                                     HARTFORD HLS MUTUAL FUNDS

                                                FURTHER INFORMATION ON THE FUNDS
--------------------------------------------------------------------------------

to subsequent declines in value of the portfolio investment or, if the fund has entered into a contract to sell the investment, could result in possible liability to the purchaser.



Foreign issuers are not generally subject to uniform accounting, auditing and financial reporting standards comparable to those applicable to domestic companies, and there may be less publicly available information about a foreign issuer than about a domestic one. In addition, there is generally less government regulation of stock exchanges, brokers, and listed and unlisted issuers in foreign countries than in the United States.



Furthermore, with respect to certain foreign countries, there is a possibility of expropriation or confiscatory taxation, imposition of withholding taxes on dividend or interest payments, limitations on the removal of cash or other assets of the fund, or political or social instability or diplomatic developments which could affect investments in those countries. Individual foreign economies also may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross national product, rate of inflation, capital reinvestment, resource self-sufficiency and balance of payments position.



FOREIGN INVESTMENTS AND EMERGING MARKETS



The funds whose investment strategy discloses that they may invest in foreign investments and emerging markets do so as part of their principal investment strategy. Certain other funds may invest in foreign investments and emerging markets, but not as a principal investment strategy.



The securities markets of Asian, Latin American, Eastern European, African and other emerging countries are less liquid, are especially subject to greater price volatility, have smaller market capitalizations, have less government regulation and are not subject to as extensive and frequent accounting, financial and other reporting requirements as the securities markets of more developed countries. Further, investment in equity securities of issuers located in Russia and certain other emerging countries involves risk of loss resulting from problems in share registration and custody and substantial economic and political disruptions. These risks are not normally associated with investments in more developed countries.



THE FINANCIAL SERVICES SECTOR



The financial services sector is subject to extensive government regulation, can be subject to relatively rapid change due to increasingly blurred distinctions between service industries and can be significantly affected by availability and cost of capital, changes in interest rates and price competition. In addition, various industries of this sector are subject to risks specific to their businesses.



The banking industry will be significantly affected by the recent adoption of federal legislation that has diminished the separation between commercial and investment banking businesses and changed the laws governing capitalization and the savings and loan industry. While providing diversification, this legislation could expose banks to well-financed competitors, particularly as the historical distinctions between banks and other financial institutions erode. Increased competition can also result from the broadening of regional and national interstate banking powers, which has already reduced the number of publicly traded banks. In addition, general economic conditions greatly impact banks that face exposure to credit losses and banks can be significantly affected by interest rate changes.



The brokerage and investment management industry (and certain segments of the life insurance industry) is significantly affected by changes in government regulations, brokerage commission structure, large capital requirements and a very competitive environment. The performance of companies in the brokerage and investment management businesses can be closely tied to the performance of the securities markets and can suffer substantially during market declines. Revenues can also depend on overall market activity.



The insurance industry can be significantly affected by interest rates, general economic conditions, and price and marketing competition. Property and casualty insurance profits can be affected by weather catastrophes and other natural disasters. Life and health insurance profits can be affected by mortality and morbidity rates. Insurance companies can be adversely affected by inadequacy of reserves and cash flows, the inability of reinsurance carriers to pay claims, liability for coverage of environmental clean-up costs from past years, and as yet unidentified liabilities. Also, insurance companies are subject to extensive government regulation, including the imposition of maximum rate levels, and can be adversely affected by proposed or potential tax law changes. For example, possible changes in government regulations affecting the health care system could have a dramatic impact on the health insurance industry in the future.



The residential finance and mortgage industry can be significantly affected by changes in government regulation, interest rate movements, home mortgage demand, refinancing activity, and residential delinquency trends. The residential real estate finance industry has changed rapidly over the last decade. Regulatory changes at federally insured institutions (in response to high failure rates) have mandated higher capital ratios and more prudent lending.


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Reduced capacity among insured institutions has created growth opportunities for uninsured companies and secondary market products to fulfill unmet demand for home finance. Change continues in the origination, packaging, selling, holding and insuring of home finance products.



SMALL CAPITALIZATION COMPANIES



The funds whose investment strategy discloses that they may invest in securities of small capitalization companies do so as part of their principal investment strategy. Certain other funds may hold securities of such companies, but not as a principal investment strategy.



Historically, small market capitalization stocks and stocks of recently organized companies have been more volatile in price than the larger market capitalization stocks often included in the S&P 500 Index. As a result, investing in the securities of such companies involves greater risk and the possibility of greater portfolio price volatility. Among the reasons for the greater price volatility of these small company and unseasoned stocks are the less certain growth prospects of smaller firms and the lower degree of liquidity in the markets for such stocks. Small company stocks are thinly traded and may have to be sold at a discount from current market prices or sold in small lots over an extended period of time. Small companies also often have limited product lines, markets or financial resources; may depend on or use a few key personnel for management; and may be susceptible to losses and risks of bankruptcy. The transaction costs associated with small company stocks are often higher than those of larger capitalization companies.



ABOUT EACH FUND'S INVESTMENT GOAL



The investment goal of the following funds may be changed without a shareholder vote: Global Communications HLS Fund, Global Financial Services HLS Fund, Focus HLS Fund, International Capital Appreciation HLS Fund, International Small Company HLS Fund, MidCap Value HLS Fund, and Value HLS Fund. The investment goal of the other funds may be changed only with the approval of the fund's shareholders. A fund may not be able to achieve its goal.



CONSEQUENCES OF PORTFOLIO TRADING PRACTICES



Certain funds are expected to have relatively high portfolio turnover. The other funds may at times engage in short-term trading. Short-term trading could produce higher brokerage expenses for a fund. The funds are not managed to achieve a particular tax result for shareholders.



ADDITIONAL INVESTMENT STRATEGIES AND RISKS



Each fund may invest in various securities and engage in various investment techniques which are not the principal focus of the fund and therefore are not described in this prospectus. These securities and techniques, together with their risks are discussed in the fund's Statement of Additional Information which may be obtained free of charge by contacting the fund (see back cover for address and phone number).



TERMS USED IN THIS PROSPECTUS



Equity Securities: Equity Securities include common stock, preferred stock, securities convertible into common stock and warrants or rights to acquire common stock.



Foreign Issuers: (1) Companies organized outside the United States and (2) foreign governments and agencies or instrumentalities of foreign governments.



Non-Dollar Securities: Securities denominated or quoted in foreign currency or paying income in foreign currency.


MANAGEMENT OF THE FUNDS


THE INVESTMENT ADVISER



HL Investment Advisors, LLC ("HL Advisors") is the investment adviser to each fund. As investment adviser, HL Advisors is responsible for supervising the activities of the investment sub-advisers described below. In addition, Hartford Life serves as the administrator of each fund. HL Advisors and Hartford Life are majority-owned indirect subsidiaries of The Hartford Financial Services Group, Inc. ("The Hartford"), a Connecticut financial services company with over $171.5 billion in assets. As of December 31, 2000 HL Advisors had over
$47.2 billion in assets under management. HL Advisors is principally located at 200 Hopmeadow Street, Simsbury, Connecticut 06070.



THE INVESTMENT SUB-ADVISERS



Wellington Management is the investment sub-adviser to each of the funds other than those sub-advised by HIMCO.



Wellington Management, a Massachusetts limited liability partnership, is a professional investment counseling firm that provides services to investment companies, employee benefit plans, endowments, foundations and other institutions and individuals. Wellington Management and its predecessor organizations have provided investment advisory services since 1928. As of December 31, 2000 Wellington Management had investment management


54                                                     HARTFORD HLS MUTUAL FUNDS

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authority over approximately $274 billion in assets. Wellington Management is principally located at 75 State Street, Boston, Massachusetts 02109.



The Hartford Investment Management Company ("HIMCO-Registered Trademark-") is the investment sub-adviser to the High Yield HLS Fund, Index HLS Fund, Bond HLS Fund, Mortgage Securities HLS Fund and Money Market HLS Fund. HIMCO is a professional money management firm that provides services to investment companies, employee benefit plans and insurance companies. HIMCO is a wholly-owned subsidiary of The Hartford. As of December 31, 2000 HIMCO and its wholly-owned subsidiary had investment management authority over approximately $65.3 billion in assets. HIMCO is principally located at 55 Farmington Avenue, Hartford, Connecticut 06105.


MANAGEMENT FEES

Each Fund pays a monthly advisory fee and administration fee to HL Advisors and Hartford Life based on a stated percentage of the fund's average daily net asset value as follows:

INDEX FUND

NET ASSET VALUE                                     ANNUAL RATE
---------------                                     -----------
All Assets                                               0.400%

MONEY MARKET FUND AND MORTGAGE SECURITIES FUND

NET ASSET VALUE                                     ANNUAL RATE
---------------                                     -----------
All Assets                                               0.450%

BOND FUND AND STOCK FUND

NET ASSET VALUE                                     ANNUAL RATE
---------------                                     -----------
First $250,000,000                                       0.525%
Next $250,000,000                                        0.500%
Next $500,000,000                                        0.475%
Amount Over $1 Billion                                   0.450%


ADVISERS FUND, CAPITAL APPRECIATION FUND, DIVIDEND AND GROWTH FUND, GLOBAL LEADERS FUND, GROWTH AND INCOME FUND, HIGH YIELD FUND, INTERNATIONAL ADVISERS FUND, INTERNATIONAL OPPORTUNITIES FUND, MIDCAP FUND, AND SMALL COMPANY FUND


NET ASSET VALUE                                     ANNUAL RATE
---------------                                     -----------
First $250,000,000                                       0.775%
Next $250,000,000                                        0.725%
Next $500,000,000                                        0.675%
Amount Over $1 Billion                                   0.625%


VALUE FUND AND MIDCAP VALUE FUND



NET ASSET VALUE                                     ANNUAL RATE
---------------                                     -----------
First $250,000,000                                       0.825%
Next $250,000,000                                        0.775%
Next $500,000,000                                        0.725%
Amount Over $1 Billion                                   0.675%



GLOBAL COMMUNICATIONS FUND, GLOBAL FINANCIAL SERVICES FUND, GLOBAL HEALTH FUND, GLOBAL TECHNOLOGY FUND, INTERNATIONAL CAPITAL APPRECIATION FUND, INTERNATIONAL SMALL COMPANY FUND AND FOCUS FUND



NET ASSET VALUE                                     ANNUAL RATE
---------------                                     -----------
First $250,000,000                                       0.850%
Next $250,000,000                                        0.800%
Amount Over $500,000,000                                 0.750%



For the year ended December 31, 2000, the investment advisory fees and administrative fees paid to HL Advisors and Hartford Life, expressed as a percentage of net assets, were as follows:



FUND NAME                                           ANNUAL RATE
---------                                           -----------
Hartford Advisers HLS Fund                                0.63%
Hartford Bond HLS Fund                                    0.49%
Hartford Capital Appreciation HLS Fund                    0.63%
Hartford Dividend and Growth HLS Fund                     0.65%
Hartford Focus HLS Fund                                     --
Hartford Global Advisers HLS Fund                         0.76%
Hartford Global Communications HLS Fund                     --
Hartford Global Financial Services HLS Fund                 --
Hartford Global Health HLS Fund                           0.85%
Hartford Global Leaders HLS Fund                          0.75%
Hartford Global Technology HLS Fund                       0.85%
Hartford Growth and Income HLS Fund                       0.76%
Hartford High Yield HLS Fund                              0.77%
Hartford Index HLS Fund                                   0.40%
Hartford International Capital Appreciation Fund            --
Hartford International Opportunities HLS Fund             0.68%
Hartford International Small Company HLS Fund               --
Hartford MidCap HLS Fund                                  0.69%
Hartford MidCap Value HLS Fund                              --
Hartford Money Market HLS Fund                            0.45%
Hartford Mortgage Securities HLS Fund                     0.45%
Hartford Small Company HLS Fund                           0.71%
Hartford Stock HLS Fund                                   0.45%
Hartford Value HLS Fund                                     --



PURCHASE AND REDEMPTION OF FUND SHARES



The funds offer each class of their shares to variable annuity and variable life insurance separate accounts of Hartford Life (the "Accounts") as investment


HARTFORD HLS MUTUAL FUNDS                                                     55

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options for certain variable annuity contracts and variable life insurance contracts ("variable contracts") issued through the Accounts. The funds also offer each class of its shares to certain qualified retirement plans (the "Plans").



The funds offer two different classes of shares -- Class IA and Class IB. Class IA shares are offered by this prospectus. Class IB shares are offered by a separate prospectus. For each fund, both classes of shares represent an investment in the fund but are subject to different expenses and have different prices and performance.



Most of the Accounts are registered with the SEC as investment companies. When shares of a fund are offered as investment options for variable contracts issued through such an Account, a separate prospectus describing the particular Account and contract will accompany this prospectus. When shares of a fund are offered as investment options for variable contracts issued through an Account that is not so registered, a separate disclosure document (rather than a prospectus) describing that Account and contract will accompany this prospectus.



Shares of the funds are sold by Hartford Securities Distribution Company, Inc. (the "Distributor") in a continuous offering to the Accounts and the Plans. Net purchase payments under the variable contracts are placed in one or more subaccounts of the Accounts and the assets of each subaccount are invested in the shares of the fund corresponding to that subaccount. The Accounts and the Plans purchase and redeem Class IA shares of the funds at net asset value without sales or redemption charges.



For each day on which a fund's net asset value is calculated, the Accounts transmit to the fund any orders to purchase or redeem shares of the fund based on the net purchase payments, redemption (surrender or withdrawal) requests, and transfer requests from variable contract owners, annuitants and beneficiaries that have been processed by Hartford Life as of that day. Similarly, the Plans transmit to a fund any orders to purchase or redeem shares of the fund based on the instructions of Plan trustees or participants. The Accounts and Plans purchase and redeem shares of the funds at the net asset value per share calculated as of the day that the funds receive the order, although such purchases and redemptions may be executed the next morning. Payment for shares redeemed is made within seven days after receipt of notice of redemption, except that payments of redemptions may be postponed beyond seven days when permitted by applicable laws and regulations.



A potential for certain conflicts exists between the interests of variable annuity contract owners and variable life insurance contract owners invested in a particular fund. Likewise, a potential for certain conflicts exists between the interests of owners of variable contracts and those of participants in a Plan that invests in a fund. To the extent that such classes of investors are invested in the same fund when a conflict of interest arises that might involve the fund, one or more of such classes of investors could be disadvantaged. The funds currently do not foresee any such conflict or disadvantage to owners of variable contracts or Plan participants. Nonetheless, the funds' Board of Directors will monitor each fund for the existence of any irreconcilable material conflicts among or between the interests of various classes of investors. If such a conflict affecting owners of variable contracts is determined to exist, Hartford Life will, to the extent reasonably practicable, take such action as is necessary to remedy or eliminate the conflict. If such a conflict were to occur, one or more Accounts may be required to withdraw its investment in one or more of the funds or substitute shares of another fund for the current fund. This, in turn, could cause a fund to sell portfolio securities at a disadvantageous price.


DETERMINATION OF NET ASSET VALUE


The net asset value per share is determined for each fund as of the close of the New York Stock Exchange ("NYSE") (normally 4:00 p.m. Eastern Time) on each business day that the NYSE is open. The net asset value is determined by dividing the value of the fund's net assets attributable to a class of shares by the number of shares outstanding for that class. The funds use market prices in valuing portfolio securities, but may use fair value estimates, as determined by HL Advisors under the direction of the Board of Directors, if reliable market prices are not available. Fair value pricing may be used by a fund when current market values are unavailable or when an event occurs after the close of the exchange on which the fund's portfolio securities are principally traded that is likely to have changed the value of the securities. The use of fair value pricing by a fund may cause the net asset value of its shares to differ significantly from the net asset value that would be calculated using current market values. Securities of foreign issuers and non-dollar securities are valued on the basis of quotations from the primary market in which they are traded, and are translated from the local currency into U.S. dollars using current exchange rates. With respect to all funds, short-term investments that will mature in 60 days or less are valued at amortized cost, which approximates market value.



The funds may invest in securities primarily traded in foreign securities markets. Foreign securities markets may trade on days when a fund does not compute its net asset value or may close (generating closing prices) at times before or after the NYSE. Consequently, the net asset value of a fund and the


56                                                     HARTFORD HLS MUTUAL FUNDS

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value of its shares may change on days, or at times, when an investor cannot redeem the fund's shares. Conversely, events affecting the values of securities of foreign issuers and non-dollar securities that occur after the close of regular trading on the NYSE will not be reflected in a fund's net asset value.


DIVIDENDS AND DISTRIBUTIONS


Accounts receive such dividends and distributions as may be declared by each fund's Board of Directors, from time to time based upon the investment performance of the assets making up that fund's portfolio. The current policy for each fund, except the Money Market Fund, is to pay dividends from net investment income and to make distributions of realized capital gains, if any, at least once each year. The Money Market Fund declares dividends on a daily basis and pays them monthly.



Such dividends and distributions are automatically invested in additional full or fractional shares monthly on the last business day of each month at the per share net asset value on that date.


EXCHANGE PRIVILEGES


Variable contract owners may exchange shares in each fund as indicated by the accompanying variable contract prospectus. The funds are intended to be long-term investment vehicles and are not designed to provide investors with a means of speculating on short-term market movements. Investors who engage in excessive account activity generate additional costs which are borne by all of the funds' shareholders. In order to minimize such costs, the funds reserve the right to reject any purchase request that is reasonably deemed to be disruptive to efficient portfolio management, either because of the timing of the investment or previous excessive trading by a variable contract owner or by brokers controlling the accounts of a group of variable contract owners.


FEDERAL INCOME TAXES


For federal income tax purposes, each fund is treated as a separate taxpayer. Each fund intends to qualify each year as a "regulated investment company" under the Internal Revenue Code, as amended (the "Code"). By so qualifying, a fund is not subject to federal income tax to the extent that its net investment income and net realized capital gains are distributed to the Accounts or Plans. Further, each fund intends to meet certain diversification requirements applicable to mutual funds underlying variable contracts.



Under current law, Plan participants and owners of variable contracts which have invested in a fund are not subject to federal income tax on fund earnings and distributions or on gains realized upon the sale or redemption of fund shares until such amounts are withdrawn from the plan or contracts. For information concerning the federal tax consequences to the purchasers of the variable contracts, see the prospectus for such contract.



For more information about the tax status of the Funds, see "Taxes" in the SAI.


BROKERAGE COMMISSIONS

Although the rules of the National Association of Securities Dealers, Inc. prohibit its members from seeking orders for the execution of investment company portfolio transactions on the basis of their sales of investment company shares, under such rules, sales of investment company shares may be considered in selecting brokers to effect portfolio transactions. Accordingly, some portfolio transactions are, subject to such rules and to obtaining best prices and executions, effected through dealers who sell shares of the funds.


VARIABLE CONTRACT OWNER VOTING RIGHTS



With regard to fund matters for which the 1940 Act requires a shareholder vote, Hartford Life generally votes shares held by the Accounts in accordance with instructions received from the owners of variable contracts (or annuitants or beneficiaries thereunder) having a voting interest in that Account. Each share has one vote and votes are counted on an aggregate basis except as to matters where the interests of funds differ (such as approval of an investment advisory agreement or a change in the fund's fundamental investment policies). In such cases, the voting is on a fund-by-fund basis. Fractional shares are counted. Shares held by an Account for which no instructions are received are voted by Hartford Life for or against, or in abstention, any proposals in the same proportion as the shares for which instructions are received.



PLAN PARTICIPANT VOTING RIGHTS



With regard to fund matters for which the 1940 Act requires a shareholder vote, Plan trustees generally vote fund shares held by their Plans either in their own discretion or in accordance with instructions from Plan participants.


PERFORMANCE RELATED INFORMATION

The funds may advertise performance related information. Performance information about a fund is based on the fund's past performance only and is no indication of future performance.

Each fund may include its total return in advertisements or other sales material. When a fund advertises its total return, it will usually be calculated for one year, five years, and ten years or some other relevant period if the fund has not been in existence

HARTFORD HLS MUTUAL FUNDS                                                     57

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for at least ten years. Total return is measured by comparing the value of an investment in the fund at the beginning of the relevant period to the value of the investment at the end of the period (assuming immediate reinvestment of any dividends or capital gains distributions).

The Money Market Fund may advertise yield and effective yield. The yield of each of those funds is based upon the income earned by the fund over a seven-day period and then annualized, i.e. the income earned in the period is assumed to be earned every seven days over a 52-week period and stated as a percentage of the investment. Effective yield is calculated similarly but when annualized, the income earned by the investment is assumed to be reinvested in fund shares and thus compounded in the course of a 52-week period.

The funds are offered exclusively through variable insurance products and to certain qualified retirement plans. Performance information presented for the funds should not be compared directly with performance information of other insurance products or retirement plans without taking into account charges and expenses payable with respect to these insurance products or retirement plans. Such charges and expenses are not reflected in the funds' performance information and will reduce an investor's return under the insurance products or retirement plans.

DISTRIBUTOR, CUSTODIAN AND TRANSFER AGENT

Hartford Securities Distribution Company, Inc., 200 Hopmeadow Street, Simsbury, CT 06089, serves as distributor to the funds.

State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110, serves as custodian of each fund's assets.


Hartford Investor Services Company, 200 Hopmeadow Street, Simsbury, CT 06089, serves as Transfer and Dividend Disbursing Agent for the funds.


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HARTFORD GLOBAL HEALTH HLS FUND



These tables are intended to help you understand each fund's financial performance of the Class IA shares since inception. Certain information reflects financial results for a single fund share. The total returns in the table represent the rate that an investor in Class IA shares would have earned or lost on an investment in each fund (assuming reinvestment of all dividends and distributions). This information has been audited by Arthur Andersen LLP, whose report, along with each fund's financial statements and financial highlights, are included in the annual report which is available upon request.



                                                                   CLASS IA - PERIOD ENDED:
                                                                      5/1/00-12/31/00 a
                                                                   ------------------------
PER SHARE OPERATING PERFORMANCE
Net asset value, beginning of period                                       $1.000
Net investment income (loss)                                                0.003
Net realized and unrealized gain (loss) on investments                      0.477
                                                                          -------
Total from investment operations                                            0.480
Less distributions:
  Dividends from net investment income                                     (0.003)
  Distributions from net realized gain on investments                      (0.035)
  Return of capital                                                         0.000
                                                                          -------
Total from distributions                                                   (0.038)
                                                                          -------
Net increase (decrease) in net asset value                                  0.442
Net asset value, end of period                                             $1.442
                                                                          -------
TOTAL RETURN                                                               48.18% b
RATIOS AND SUPPLEMENTAL DATA:
Net assets, end of period (in thousands)                                 $123,533
Ratio of expenses to average net assets                                     0.90% c
Ratio of net investment income (loss) to average net assets                 0.59%
Portfolio turnover rate                                                    46.10%



  a The fund was declared effective by the Securities and Exchange Commission on May 1, 2000.
  b  Not annualized.
  c  Annualized.


HARTFORD HLS MUTUAL FUNDS                                                     59

FINANCIAL HIGHLIGHTS
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HARTFORD GLOBAL TECHNOLOGY HLS FUND



These tables are intended to help you understand each fund's financial performance of the Class IA shares since inception. Certain information reflects financial results for a single fund share. The total returns in the table represent the rate that an investor in Class IA shares would have earned or lost on an investment in each fund (assuming reinvestment of all dividends and distributions). This information has been audited by Arthur Andersen LLP, whose report, along with each fund's financial statements and financial highlights, are included in the annual report which is available upon request.



                                                                   CLASS IA - PERIOD ENDED:
                                                                      5/1/00-12/31/00 a
                                                                   ------------------------
PER SHARE OPERATING PERFORMANCE
Net asset value, beginning of period                                       $1.000
Net investment income (loss)                                               (0.001)
Net realized and unrealized gain (loss) on investments                     (0.362)
                                                                          -------
Total from investment operations                                           (0.363)
Less distributions:
  Dividends from net investment income                                      0.000
  Distributions from net realized gain on investments                       0.000
  Return of capital                                                         0.000
                                                                          -------
Total from distributions                                                    0.000
                                                                          -------
Net increase (decrease) in net asset value                                 (0.363)
Net asset value, end of period                                             $0.637
                                                                          -------
TOTAL RETURN                                                              (37.37%)b
RATIOS AND SUPPLEMENTAL DATA:
Net assets, end of period (in thousands)                                  $71,276
Ratio of expenses to average net assets                                     0.92% c
Ratio of net investment income (loss) to average net assets                (0.44%)c
Portfolio turnover rate                                                   149.90%



  a The fund was declared effective by the Securities and Exchange Commission on May 1, 2000.
  b  Not annualized.
  c  Annualized.


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HARTFORD CAPITAL APPRECIATION HLS FUND, INC.

These tables are intended to help you understand each fund's financial performance of the Class IA shares for the past five years. Certain information reflects financial results for a single fund share. The total returns in the table represent the rate that an investor in Class IA shares would have earned or lost on an investment in each fund (assuming reinvestment of all dividends and distributions). This information has been audited by Arthur Andersen LLP, whose report, along with each fund's financial statements and financial highlights, are included in the annual report which is available upon request.


                                                                                     CLASS IA - PERIOD ENDED:
                                                                   12/31/00     12/31/99     12/31/98     12/31/97     12/31/96
                                                                  -----------  -----------  -----------  -----------  -----------
PER SHARE OPERATING PERFORMANCE
Net asset value, beginning of period                                  $6.095       $4.759       $4.410       $3.914       $3.490
Net investment income (loss)                                           0.041        0.023        0.025        0.020        0.022
Net realized and unrealized gain (loss) on investments                 0.757        1.643        0.525        0.794        0.655
                                                                  ----------   ----------   ----------   ----------   ----------
Total from investment operations                                       0.798        1.666        0.550        0.814        0.677
Less distributions:
  Dividends from net investment income                                (0.039)      (0.018)      (0.026)      (0.022)      (0.025)
  Distributions from net realized gain on investments                 (0.928)      (0.312)      (0.175)      (0.296)      (0.228)
  Return of capital                                                    0.000        0.000        0.000        0.000        0.000
                                                                  ----------   ----------   ----------   ----------   ----------
Total from distributions                                              (0.967)      (0.330)      (0.201)      (0.318)      (0.253)
                                                                  ----------   ----------   ----------   ----------   ----------
Net increase (decrease) in net asset value                            (0.169)       1.336        0.349        0.496        0.424
Net asset value, end of period                                        $5.926       $6.095       $4.759       $4.410       $3.914
                                                                  ----------   ----------   ----------   ----------   ----------
TOTAL RETURN                                                          13.22%       37.46%       15.48%       22.34%       20.70%
RATIOS AND SUPPLEMENTAL DATA:
Net assets, end of period (in thousands)                          $9,581,898   $7,963,003   $5,807,480   $4,802,992   $3,386,670
Ratio of expenses to average net assets                                0.66%        0.66%        0.64%        0.64%        0.65%
Ratio of net investment income (loss) to average net assets            0.64%        0.46%        0.59%        0.44%        0.60%
Portfolio turnover rate                                              108.20%       66.40%       51.20%       57.60%       85.40%


HARTFORD HLS MUTUAL FUNDS                                                     61

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HARTFORD DIVIDEND AND GROWTH HLS FUND, INC.

These tables are intended to help you understand each fund's financial performance of the Class IA shares for the past five years. Certain information reflects financial results for a single fund share. The total returns in the table represent the rate that an investor in Class IA shares would have earned or lost on an investment in each fund (assuming reinvestment of all dividends and distributions). This information has been audited by Arthur Andersen LLP, whose report, along with each fund's financial statements and financial highlights, are included in the annual report which is available upon request.


                                                                                     CLASS IA - PERIOD ENDED:
                                                                    12/31/00     12/31/99     12/31/98     12/31/97    12/31/96
                                                                   -----------  -----------  -----------  -----------  ---------
PER SHARE OPERATING PERFORMANCE
Net asset value, beginning of period                                   $2.149       $2.160       $1.952       $1.547     $1.317
Net investment income (loss)                                            0.035        0.034        0.033        0.035      0.034
Net realized and unrealized gain (loss) on investments                  0.178        0.075        0.280        0.445      0.258
                                                                   ----------   ----------   ----------   ----------   --------
Total from investment operations                                        0.213        0.109        0.313        0.480      0.292
Less distributions:
  Dividends from net investment income                                 (0.034)      (0.035)      (0.035)      (0.031)    (0.034)
  Distributions from net realized gain on investments                  (0.204)      (0.085)      (0.070)      (0.044)    (0.028)
  Return of capital                                                     0.000        0.000        0.000        0.000      0.000
                                                                   ----------   ----------   ----------   ----------   --------
Total from distributions                                               (0.238)      (0.120)      (0.105)      (0.075)    (0.062)
                                                                   ----------   ----------   ----------   ----------   --------
Net increase (decrease) in net asset value                             (0.025)      (0.011)       0.208        0.405      0.230
Net asset value, end of period                                         $2.124       $2.149       $2.160       $1.952     $1.547
                                                                   ----------   ----------   ----------   ----------   --------
TOTAL RETURN                                                           10.95%        5.31%       16.42%       31.89%     22.91%
RATIOS AND SUPPLEMENTAL DATA:
Net assets, end of period (in thousands)                           $3,189,857   $3,207,733   $3,031,293   $1,994,653   $879,980
Ratio of expenses to average net assets                                 0.68%        0.68%        0.66%        0.68%      0.73%
Ratio of net investment income (loss) to average net assets             1.70%        1.60%        1.81%        2.21%      2.52%
Portfolio turnover rate                                                59.40%       55.90%       48.20%       34.20%     56.90%


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HARTFORD GLOBAL LEADERS HLS FUND

These tables are intended to help you understand each fund's financial performance of the Class IA shares since inception. Certain information reflects financial results for a single fund share. The total returns in the table represent the rate that an investor in Class IA shares would have earned or lost on an investment in each fund (assuming reinvestment of all dividends and distributions). This information has been audited by Arthur Andersen LLP, whose report, along with each fund's financial statements and financial highlights, are included in the annual report which is available upon request.


                                                                           CLASS IA - PERIOD ENDED:
                                                                   12/31/00   12/31/99   9/30/98-12/31/98 a
                                                                   ---------  ---------  -------------------
PER SHARE OPERATING PERFORMANCE
Net asset value, beginning of period                                $1.913     $1.285          $1.00
Net investment income (loss)                                         0.008      0.003          0.001
Net realized and unrealized gain (loss) on investments              (0.142)     0.642          0.318
                                                                   -------    -------        -------
Total from investment operations                                    (0.134)     0.645          0.319
Less distributions:
  Dividends from net investment income                              (0.009)    (0.003)        (0.002)
  Distributions from net realized gain on investments               (0.011)    (0.014)        (0.032)
  Return of capital                                                  0.000      0.000          0.000
                                                                   -------    -------        -------
Total from distributions                                            (0.020)    (0.017)        (0.034)
                                                                   -------    -------        -------
Net increase (decrease) in net asset value                          (0.154)     0.628          0.285
Net asset value, end of period                                      $1.759     $1.913         $1.285
                                                                   -------    -------        -------
TOTAL RETURN                                                        (7.06%)    50.37%         31.88% b
RATIOS AND SUPPLEMENTAL DATA:
Net assets, end of period (in thousands)                           $572,217   $179,675        $5,761
Ratio of expenses to average net assets                              0.81%      0.86%          0.89% c
Ratio of net investment income (loss) to average net assets          0.63%      0.54% d        0.63% c,d
Portfolio turnover rate                                            366.60%    207.40%         47.90%


  a The fund was declared effective by the Securities and Exchange Commission on September 30, 1998.
  b  Not annualized.
  c  Annualized.
  d Management fees were waived until assets (excluding assets contributed by companies affiliated with HL Advisors) reached $20 million. The total return and ratio of net investment income to average net assets would have been lower if management fees were not waived.

HARTFORD HLS MUTUAL FUNDS                                                     63

FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

HARTFORD GROWTH AND INCOME HLS FUND

These tables are intended to help you understand each fund's financial performance of the Class IA shares since inception. Certain information reflects financial results for a single fund share. The total returns in the table represent the rate that an investor in Class IA shares would have earned or lost on an investment in each fund (assuming reinvestment of all dividends and distributions). This information has been audited by Arthur Andersen LLP, whose report, along with each fund's financial statements and financial highlights, are included in the annual report which is available upon request.


                                                                           CLASS IA - PERIOD ENDED:
                                                                   12/31/00   12/31/99   5/29/98-12/31/98 a
                                                                   ---------  ---------  -------------------
PER SHARE OPERATING PERFORMANCE
Net asset value, beginning of period                                 $1.432     $1.186        $1.000
Net investment income (loss)                                          0.005      0.004         0.005
Net realized and unrealized gain (loss) on investments               (0.085)     0.255         0.185
                                                                   --------   --------       -------
Total from investment operations                                     (0.080)     0.259         0.190
Less distributions:
  Dividends from net investment income                               (0.005)    (0.004)       (0.004)
  Distributions from net realized gain on investments                (0.021)    (0.009)        0.000
  Return of capital                                                   0.000      0.000         0.000
                                                                   --------   --------       -------
Total from distributions                                             (0.026)    (0.013)       (0.004)
                                                                   --------   --------       -------
Net increase (decrease) in net asset value                           (0.106)     0.246         0.186
Net asset value, end of period                                       $1.326     $1.432        $1.186
                                                                   --------   --------       -------
TOTAL RETURN                                                         (5.64%)    21.82%        19.05% b
RATIOS AND SUPPLEMENTAL DATA:
Net assets, end of period (in thousands)                           $379,905   $201,857       $25,312
Ratio of expenses to average net assets                               0.79%      0.82%         0.28% c
Ratio of net investment income (loss) to average net assets           0.41%      0.63%         1.42% c,d
Portfolio turnover rate                                              72.80%     53.80%        29.60%


  a The fund was declared effective by the Securities and Exchange Commission on May 29, 1998.
  b  Not annualized.
  c  Annualized.
  d Management fees were waived until assets (excluding assets contributed by companies affiliated with HL Advisors) reached $20 million. The total return and ratio of net investment income to average net assets would have been lower if management fees were not waived.

64                                                     HARTFORD HLS MUTUAL FUNDS

FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

HARTFORD INDEX HLS FUND, INC.

These tables are intended to help you understand each fund's financial performance of the Class IA shares for the past five years. Certain information reflects financial results for a single fund share. The total returns in the table represent the rate that an investor in Class IA shares would have earned or lost on an investment in each fund (assuming reinvestment of all dividends and distributions). This information has been audited by Arthur Andersen LLP, whose report, along with each fund's financial statements and financial highlights, are included in the annual report which is available upon request.


                                                                                     CLASS IA - PERIOD ENDED:
                                                                    12/31/00     12/31/99     12/31/98     12/31/97    12/31/96
                                                                   -----------  -----------  -----------  -----------  ---------
PER SHARE OPERATING PERFORMANCE
Net asset value, beginning of period                                   $4.189       $3.570       $2.878       $2.382     $2.028
Net investment income (loss)                                            0.030        0.034        0.032        0.035      0.044
Net realized and unrealized gain (loss) on investments                 (0.424)       0.685        0.759        0.692      0.393
                                                                   ----------   ----------   ----------   ----------   --------
Total from investment operations                                       (0.394)       0.719        0.791        0.727      0.437
Less distributions:
  Dividends from net investment income                                 (0.031)      (0.040)      (0.027)      (0.035)    (0.044)
  Distributions from net realized gain on investments                  (0.039)      (0.060)      (0.072)      (0.196)    (0.039)
  Return of capital                                                     0.000        0.000        0.000        0.000      0.000
                                                                   ----------   ----------   ----------   ----------   --------
Total from distributions                                               (0.070)      (0.100)      (0.099)      (0.231)    (0.083)
                                                                   ----------   ----------   ----------   ----------   --------
Net increase (decrease) in net asset value                             (0.464)       0.619        0.692        0.496      0.354
Net asset value, end of period                                         $3.725       $4.189       $3.570       $2.878     $2.382
                                                                   ----------   ----------   ----------   ----------   --------
TOTAL RETURN                                                           (9.50%)      20.49%       28.06%       32.61%     22.09%
RATIOS AND SUPPLEMENTAL DATA:
Net assets, end of period (in thousands)                           $2,387,000   $2,581,436   $1,846,117   $1,123,455   $621,065
Ratio of expenses to average net assets                                 0.43%        0.43%        0.40%        0.39%      0.39%
Ratio of net investment income (loss) to average net assets             0.75%        0.95%        1.21%        1.52%      2.07%
Portfolio turnover rate                                                 6.70%        2.80%        4.50%        5.70%     19.30%


HARTFORD HLS MUTUAL FUNDS                                                     65

FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

HARTFORD INTERNATIONAL OPPORTUNITIES HLS FUND, INC.

These tables are intended to help you understand each fund's financial performance of the Class IA shares for the past five years. Certain information reflects financial results for a single fund share. The total returns in the table represent the rate that an investor in Class IA shares would have earned or lost on an investment in each fund (assuming reinvestment of all dividends and distributions). This information has been audited by Arthur Andersen LLP, whose report, along with each fund's financial statements and financial highlights, are included in the annual report which is available upon request.


                                                                                     CLASS IA - PERIOD ENDED:
                                                                    12/31/00     12/31/99     12/31/98     12/31/97    12/31/96
                                                                   -----------  -----------  -----------  -----------  ---------
PER SHARE OPERATING PERFORMANCE
Net asset value, beginning of period                                   $1.876       $1.355       $1.294       $1.407     $1.306
Net investment income (loss)                                            0.018        0.019        0.021        0.022      0.023
Net realized and unrealized gain (loss) on investments                 (0.314)       0.520        0.147       (0.019)     0.140
                                                                   ----------   ----------   ----------   ----------   --------
Total from investment operations                                       (0.296)       0.539        0.168        0.003      0.163
Less distributions:
  Dividends from net investment income                                 (0.023)      (0.018)      (0.019)      (0.012)    (0.025)
  Distributions from net realized gain on investments                  (0.193)       0.000       (0.088)      (0.104)    (0.037)
  Return of capital                                                     0.000        0.000        0.000        0.000      0.000
                                                                   ----------   ----------   ----------   ----------   --------
Total from distributions                                               (0.216)      (0.018)      (0.107)      (0.116)    (0.062)
                                                                   ----------   ----------   ----------   ----------   --------
Net increase (decrease) in net asset value                             (0.512)       0.521        0.061       (0.113)     0.101
Net asset value, end of period                                         $1.364       $1.876       $1.355       $1.294     $1.407
                                                                   ----------   ----------   ----------   ----------   --------
TOTAL RETURN                                                          (17.10%)      39.86%       13.16%        0.34%     12.93%
RATIOS AND SUPPLEMENTAL DATA:
Net assets, end of period (in thousands)                           $1,326,609   $1,574,836   $1,196,694   $1,092,946   $996,543
Ratio of expenses to average net assets                                 0.78%        0.78%        0.77%        0.77%      0.79%
Ratio of net investment income (loss) to average net assets             1.16%        1.20%        1.51%        1.48%      1.74%
Portfolio turnover rate                                                158.8%      133.20%      157.40%       72.70%     70.00%


66                                                     HARTFORD HLS MUTUAL FUNDS

FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

HARTFORD MIDCAP HLS FUND, INC.

These tables are intended to help you understand each fund's financial performance of the Class IA shares since inception. Certain information reflects financial results for a single fund share. The total returns in the table represent the rate that an investor in Class IA shares would have earned or lost on an investment in each fund (assuming reinvestment of all dividends and distributions). This information has been audited by Arthur Andersen LLP, whose report, along with each fund's financial statements and financial highlights, are included in the annual report which is available upon request.


                                                                             CLASS IA - PERIOD ENDED:7/15/97-
                                                                   12/31/00   12/31/99   12/31/98   12/31/97 a
                                                                   ---------  ---------  ---------  -----------
PER SHARE OPERATING PERFORMANCE
Net asset value, beginning of period                                 $2.053     $1.439     $1.137    $1.000
Net investment income (loss)                                         (0.001)     0.000     (0.001)    0.001
Net realized and unrealized gain (loss) on investments                0.518      0.725      0.303     0.137
                                                                   --------   --------   --------   -------
Total from investment operations                                      0.517      0.725      0.302     0.138
Less distributions:
  Dividends from net investment income                                0.000      0.000     (0.000)   (0.001)
  Distributions from net realized gain on investments                (0.103)    (0.111)     0.000     0.000
  Return of capital                                                   0.000      0.000      0.000     0.000
                                                                   --------   --------   --------   -------
Total from distributions                                             (0.103)    (0.111)    (0.000)   (0.001)
                                                                   --------   --------   --------   -------
Net increase (decrease) in net asset value                            0.414      0.614      0.302     0.137
Net asset value, end of period                                       $2.467     $2.053     $1.439    $1.137
                                                                   --------   --------   --------   -------
TOTAL RETURN                                                         25.42%     51.81%     26.57%    13.81% b
RATIOS AND SUPPLEMENTAL DATA:
Net assets, end of period (in thousands)                           $1,774,047 $672,678   $143,494   $27,589
Ratio of expenses to average net assets                               0.72%      0.79%      0.79%     0.46% c,d
Ratio of net investment income (loss) to average net assets          (0.08%)    (0.15%)    (0.15%)    0.45% c,d
Portfolio turnover rate                                              137.6%    120.70%    134.10%    46.10%


  a The Fund was declared effective by the Securities and Exchange Commission on July 15, 1997.
  b  Not annualized.
  c  Annualized.
  d Management fees were waived until assets (excluding assets contributed by companies affiliated with HL Advisors) reached $20 million. The ratio of operating expenses to average net assets would have been higher if management fees were not waived. The total return and ratio of net investment income to average net assets would have been lower if management fees were not waived.

HARTFORD HLS MUTUAL FUNDS                                                     67

FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

HARTFORD SMALL COMPANY HLS FUND, INC.

These tables are intended to help you understand each fund's financial performance of the Class IA shares since inception. Certain information reflects financial results for a single fund share. The total returns in the table represent the rate that an investor in Class IA shares would have earned or lost on an investment in each fund (assuming reinvestment of all dividends and distributions). This information has been audited by Arthur Andersen LLP, whose report, along with each fund's financial statements and financial highlights, are included in the annual report which is available upon request.


                                                                                      CLASS IA - PERIOD ENDED:
                                                                   12/31/00   12/31/99   12/31/98   12/31/97   8/9/96-12/31/96 a
                                                                   ---------  ---------  ---------  ---------  ------------------
PER SHARE OPERATING PERFORMANCE
Net asset value, beginning of period                                 $2.188     $1.321     $1.202     $1.069       $1.000
Net investment income (loss)                                          0.003     (0.005)    (0.002)     0.001        0.002
Net realized and unrealized gain (loss) on investments               (0.254)     0.875      0.141      0.195        0.069
                                                                   --------   --------   --------   --------       ------
Total from investment operations                                     (0.251)     0.870      0.139      0.196        0.071
Less distributions:
  Dividends from net investment income                                0.000      0.000      0.000     (0.001)      (0.002)
  Distributions from net realized gain on investments                (0.250)    (0.003)    (0.020)    (0.062)       0.000
  Return of capital                                                   0.000      0.000      0.000      0.000        0.000
                                                                   --------   --------   --------   --------       ------
Total from distributions                                             (0.250)    (0.003)    (0.020)    (0.063)      (0.002)
                                                                   --------   --------   --------   --------       ------
Net increase (decrease) in net asset value                           (0.501)     0.867      0.119      0.133        0.069
Net asset value, end of period                                       $1.687     $2.188     $1.321     $1.202       $1.069
                                                                   --------   --------   --------   --------       ------
TOTAL RETURN                                                        (13.12%)    65.83%     11.62%     18.38%        7.15% b
RATIOS AND SUPPLEMENTAL DATA:
Net assets, end of period (in thousands)                           $908,886   $757,302   $350,734   $210,769      $42,812
Ratio of expenses to average net assets                               0.74%      0.78%      0.77%      0.77%        0.72% c,d
Ratio of net investment income (loss) to average net assets              --     (0.45%)    (0.24%)     0.08%        0.31% c,d
Portfolio turnover rate                                             194.50%    181.30%    235.70%    222.20%       31.80%


  a The Fund was declared effective by the Securities and Exchange Commission on August 9, 1996.
  b  Not annualized.
  c  Annualized.
  d Management fees were waived until assets (excluding assets contributed by companies affiliated with HL Advisors) reached $20 million. The ratio of operating expenses to average net assets would have been higher if management fees were not waived. The total return and ratio of net investment income to average net assets would have been lower if management fees were not waived.

68                                                     HARTFORD HLS MUTUAL FUNDS

FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

HARTFORD STOCK HLS FUND, INC.

These tables are intended to help you understand each fund's financial performance of the Class IA shares for the past five years. Certain information reflects financial results for a single fund share. The total returns in the table represent the rate that an investor in Class IA shares would have earned or lost on an investment in each fund (assuming reinvestment of all dividends and distributions). This information has been audited by Arthur Andersen LLP, whose report, along with each fund's financial statements and financial highlights, are included in the annual report which is available upon request.


                                                                                     CLASS IA - PERIOD ENDED:
                                                                   12/31/00     12/31/99     12/31/98     12/31/97     12/31/96
                                                                  -----------  -----------  -----------  -----------  -----------
PER SHARE OPERATING PERFORMANCE
Net asset value, beginning of period                                  $7.147       $6.562       $5.123       $4.143       $3.527
Net investment income (loss)                                           0.039        0.050        0.051        0.050        0.060
Net realized and unrealized gain (loss) on investments                (0.500)       1.143        1.622        1.196        0.763
                                                                  ----------   ----------   ----------   ----------   ----------
Total from investment operations                                      (0.461)       1.193        1.673        1.246        0.823
Less distributions:
  Dividends from net investment income                                (0.041)      (0.049)      (0.050)      (0.049)      (0.059)
  Distributions from net realized gain on investments                 (0.765)      (0.559)      (0.184)      (0.217)      (0.148)
  Return of capital                                                    0.000        0.000        0.000        0.000        0.000
                                                                  ----------   ----------   ----------   ----------   ----------
Total from distributions                                              (0.806)      (0.608)      (0.234)      (0.266)      (0.207)
                                                                  ----------   ----------   ----------   ----------   ----------
Net increase (decrease) in net asset value                            (1.267)       0.585        1.439        0.980        0.616
Net asset value, end of period                                        $5.880       $7.147       $6.562       $5.123       $4.143
                                                                  ----------   ----------   ----------   ----------   ----------
TOTAL RETURN                                                          (7.04%)      19.78%       33.47%       31.38%       24.37%
RATIOS AND SUPPLEMENTAL DATA:
Net assets, end of period (in thousands)                          $9,590,018   $9,400,385   $7,183,046   $4,713,322   $2,994,209
Ratio of expenses to average net assets                                0.48%        0.48%        0.46%        0.45%        0.46%
Ratio of net investment income (loss) to average net assets            0.64%        0.80%        0.95%        1.11%        1.59%
Portfolio turnover rate                                               40.20%       38.50%       27.10%       31.60%       42.30%


HARTFORD HLS MUTUAL FUNDS                                                     69

FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

HARTFORD ADVISERS HLS FUND, INC.

These tables are intended to help you understand each fund's financial performance of the Class IA shares for the past five years. Certain information reflects financial results for a single fund share. The total returns in the table represent the rate that an investor in Class IA shares would have earned or lost on an investment in each fund (assuming reinvestment of all dividends and distributions). This information has been audited by Arthur Andersen LLP, whose report, along with each fund's financial statements and financial highlights, are included in the annual report which is available upon request.


                                                                                     CLASS IA - PERIOD ENDED:
                                                                   12/31/00     12/31/99     12/31/98     12/31/97     12/31/96
                                                                  -----------  -----------  -----------  -----------  -----------
PER SHARE OPERATING PERFORMANCE
Net asset value, beginning of period                                  $2.965       $2.985       $2.527       $2.169       $1.958
Net investment income (loss)                                           0.068        0.068        0.061        0.056        0.059
Net realized and unrealized gain (loss) on investments                (0.088)       0.221        0.546        0.455        0.255
                                                                  ----------   ----------   ----------   ----------   ----------
Total from investment operations                                      (0.020)       0.289        0.607        0.511        0.314
Less distributions:
  Dividends from net investment income                                (0.023)      (0.063)      (0.060)      (0.055)      (0.059)
  Distributions from net realized gain on investments                 (0.257)      (0.246)      (0.089)      (0.098)      (0.044)
  Return of capital                                                    0.000        0.000        0.000        0.000        0.000
                                                                  ----------   ----------   ----------   ----------   ----------
Total from distributions                                              (0.280)      (0.309)      (0.149)      (0.153)      (0.103)
                                                                  ----------   ----------   ----------   ----------   ----------
Net increase (decrease) in net asset value                            (0.300)      (0.020)       0.458        0.358        0.211
Net asset value, end of period                                        $2.665       $2.965       $2.985       $2.527       $2.169
                                                                  ----------   ----------   ----------   ----------   ----------
TOTAL RETURN                                                          (0.75%)      10.59%       24.66%       24.51%       16.59%
RATIOS AND SUPPLEMENTAL DATA:
Net assets, end of period (in thousands)                          $13,430,507  $14,082,895  $11,805,411  $8,283,912   $5,879,529
Ratio of expenses to average net assets                                0.66%        0.65%        0.63%        0.63%        0.63%
Ratio of net investment income (loss) to average net assets            2.47%        2.46%        2.40%        2.44%        2.92%
Portfolio turnover rate                                               40.40%       38.40%       36.70%       36.10%       53.80%


70                                                     HARTFORD HLS MUTUAL FUNDS

FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------


HARTFORD GLOBAL ADVISERS HLS FUND, INC.


These tables are intended to help you understand each fund's financial performance of the Class IA shares since inception. Certain information reflects financial results for a single fund share. The total returns in the table represent the rate that an investor in Class IA shares would have earned or lost on an investment in each fund (assuming reinvestment of all dividends and distributions). This information has been audited by Arthur Andersen LLP, whose report, along with each fund's financial statements and financial highlights, are included in the annual report which is available upon request.


                                                                                 CLASS IA - PERIOD ENDED:
                                                                   12/31/00   12/31/99   12/31/98   12/31/97   12/31/96
                                                                   ---------  ---------  ---------  ---------  ---------
PER SHARE OPERATING PERFORMANCE
Net asset value, beginning of period                                 $1.397     $1.155     $1.175     $1.167     $1.109
Net investment income (loss)                                          0.046      0.040      0.064      0.056      0.040
Net realized and unrealized gain (loss) on investments               (0.134)     0.227      0.082      0.006      0.093
                                                                   --------   --------   --------   --------   --------
Total from investment operations                                     (0.088)     0.267      0.146      0.062      0.133
Less distributions:
  Dividends from net investment income                               (0.071)    (0.025)    (0.039)    (0.050)    (0.051)
  Distributions from net realized gain on investments                (0.089)     0.000     (0.032)    (0.004)    (0.024)
  Return of capital                                                   0.000      0.000     (0.089)     0.000      0.000
                                                                   --------   --------   --------   --------   --------
Total from distributions                                             (0.160)    (0.025)    (0.166)    (0.054)    (0.075)
                                                                   --------   --------   --------   --------   --------
Net increase (decrease) in net asset value                           (0.248)     0.242     (0.020)     0.008      0.058
Net asset value, end of period                                       $1.149     $1.397     $1.155     $1.175     $1.167
                                                                   --------   --------   --------   --------   --------
TOTAL RETURN                                                         (6.63%)    23.16%     13.35%      5.52%     12.25%
RATIOS AND SUPPLEMENTAL DATA:
Net assets, end of period (in thousands)                           $384,648   $396,147   $285,853   $207,582   $104,486
Ratio of expenses to average net assets                               0.85%      0.85%      0.86%      0.87%      0.96%
Ratio of net investment income (loss) to average net assets           2.72%      2.59%      2.77%      3.08%      3.24%
Portfolio turnover rate                                             184.00%    141.50%    161.10%    162.50%     95.20%


HARTFORD HLS MUTUAL FUNDS                                                     71

FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

HARTFORD BOND HLS FUND, INC.

These tables are intended to help you understand each fund's financial performance of the Class IA shares for the past five years. Certain information reflects financial results for a single fund share. The total returns in the table represent the rate that an investor in Class IA shares would have earned or lost on an investment in each fund (assuming reinvestment of all dividends and distributions). This information has been audited by Arthur Andersen LLP, whose report, along with each fund's financial statements and financial highlights, are included in the annual report which is available upon request.


                                                                                 CLASS IA - PERIOD ENDED:
                                                                   12/31/00   12/31/99   12/31/98   12/31/97   12/31/96
                                                                   ---------  ---------  ---------  ---------  ---------
PER SHARE OPERATING PERFORMANCE
Net asset value, beginning of period                                 $0.994     $1.081     $1.050    $1.000      $1.028
Net investment income (loss)                                          0.069      0.062      0.053     0.063       0.064
Net realized and unrealized gain (loss) on investments                0.050     (0.084)     0.032     0.047      (0.029)
                                                                   --------   --------   --------   -------    --------
Total from investment operations                                      0.119     (0.022)     0.085     0.110       0.035
Less distributions:
  Dividends from net investment income                               (0.005)    (0.058)    (0.054)   (0.060)     (0.063)
  Distributions from net realized gain on investments                 0.000     (0.007)     0.000     0.000       0.000
  Return of capital                                                   0.000      0.000      0.000     0.000       0.000
                                                                   --------   --------   --------   -------    --------
Total from distributions                                             (0.005)    (0.065)    (0.054)   (0.060)     (0.063)
                                                                   --------   --------   --------   -------    --------
Net increase (decrease) in net asset value                            0.114     (0.087)     0.031     0.050      (0.028)
Net asset value, end of period                                       $1.108     $0.994     $1.081    $1.050      $1.000
                                                                   --------   --------   --------   -------    --------
TOTAL RETURN                                                         11.99%     (2.02%)     8.15%    11.35%       3.52%
RATIOS AND SUPPLEMENTAL DATA:
Net assets, end of period (in thousands)                           $1,033,043 $978,861   $902,480   $552,870   $402,548
Ratio of expenses to average net assets                               0.52%      0.52%      0.50%     0.51%       0.52%
Ratio of net investment income (loss) to average net assets           6.54%      6.09%      5.86%     6.58%       6.37%
Portfolio turnover rate                                             168.50%    110.70%    122.30%   112.90% a   212.00%
Current Yield b                                                       6.13%      7.02%      5.92%     6.34%       6.25%



  a  Excluding mortgage dollar rolls
  b The yield information will fluctuate and publication of yield may not provide a basis for comparison with bank deposits, other investments which are insured and/or pay a fixed yield for a stated period of time, or other investment companies. In addition, information may be of limited use for comparative purposes because it does not reflect charges imposed at the Separate Account or Plan level which, if included, would decrease the yield. This figure has not been audited.


72                                                     HARTFORD HLS MUTUAL FUNDS

FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

HARTFORD HIGH YIELD HLS FUND

These tables are intended to help you understand each fund's financial performance of the Class IA shares since inception. Certain information reflects financial results for a single fund share. The total returns in the table represent the rate that an investor in Class IA shares would have earned or lost on an investment in each fund (assuming reinvestment of all dividends and distributions). This information has been audited by Arthur Andersen LLP, whose report, along with each fund's financial statements and financial highlights, are included in the annual report which is available upon request.


                                                                          CLASS IA - PERIOD ENDED:
                                                                   12/31/00  12/31/99  9/30/98-12/31/98 a
                                                                   --------  --------  -------------------
PER SHARE OPERATING PERFORMANCE
Net asset value, beginning of period                                $1.005    $1.017        $1.00
Net investment income (loss)                                         0.078     0.060        0.019
Net realized and unrealized gain (loss) on investments              (0.068)   (0.013)       0.017
                                                                   -------   -------       ------
Total from investment operations                                     0.010     0.047        0.036
Less distributions:
  Dividends from net investment income                              (0.076)   (0.059)      (0.019)
  Distributions from net realized gain on investments                0.000     0.000        0.000
  Return of capital                                                  0.000     0.000        0.000
                                                                   -------   -------       ------
Total from distributions                                            (0.076)   (0.059)      (0.019)
                                                                   -------   -------       ------
Net increase (decrease) in net asset value                          (0.066)   (0.012)       0.017
Net asset value, end of period                                      $0.939    $1.005       $1.017
                                                                   -------   -------       ------
TOTAL RETURN                                                         1.03%     4.70%        3.59% b
RATIOS AND SUPPLEMENTAL DATA:
Net assets, end of period (in thousands)                           $66,104   $52,731      $14,482
Ratio of expenses to average net assets                              0.81%     0.72%        0.35% c
Ratio of net investment income (loss) to average net assets          9.15%     8.36%        8.04% c,d
Portfolio turnover rate                                             69.40%    46.90%       15.40%
Current Yield e                                                     10.75%     9.65%        8.90%



  a The fund was declared effective by the Securities and Exchange Commission on September 30, 1998.
  b  Not annualized.
  c  Annualized.
  d Management fees were waived until assets (excluding assets contributed by companies affiliated with HL Advisors) reached $20 million. The total return and ratio of net investment income to average net assets would have been lower if management fees were not waived.
  e The yield information will fluctuate and publication of yield may not provide a basis for comparison with bank deposits, other investments which are insured and/or pay a fixed yield for a stated period of time, or other investment companies. In addition, information may be of limited use for comparative purposes because it does not reflect charges imposed at the Separate Account or Plan level which, if included, would decrease the yield. This figure has not been audited.


HARTFORD HLS MUTUAL FUNDS                                                     73

FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

HARTFORD MORTGAGE SECURITIES HLS FUND, INC.

These tables are intended to help you understand each fund's financial performance of the Class IA shares for the past five years. Certain information reflects financial results for a single fund share. The total returns in the table represent the rate that an investor in Class IA shares would have earned or lost on an investment in each fund (assuming reinvestment of all dividends and distributions). This information has been audited by Arthur Andersen LLP, whose report, along with each fund's financial statements and financial highlights, are included in the annual report which is available upon request.


                                                                                 CLASS IA - PERIOD ENDED:
                                                                   12/31/00   12/31/99   12/31/98   12/31/97   12/31/96
                                                                   ---------  ---------  ---------  ---------  ---------
PER SHARE OPERATING PERFORMANCE
Net asset value, beginning of period                                 $1.039     $1.085     $1.084    $1.056      $1.071
Net investment income (loss)                                          0.075      0.068      0.067     0.071       0.069
Net realized and unrealized gain (loss) on investments                0.032     (0.052)     0.006     0.022      (0.018)
                                                                   --------   --------   --------   -------    --------
Total from investment operations                                      0.107      0.016      0.073     0.093       0.051
Less distributions:
  Dividends from net investment income                               (0.008)    (0.062)    (0.067)   (0.065)     (0.066)
  Distributions from net realized gain on investments                 0.000      0.000     (0.003)    0.000       0.000
  Return of capital                                                   0.000      0.000     (0.002)    0.000       0.000
                                                                   --------   --------   --------   -------    --------
Total from distributions                                             (0.008)    (0.062)    (0.072)   (0.065)     (0.066)
                                                                   --------   --------   --------   -------    --------
Net increase (decrease) in net asset value                            0.099     (0.046)     0.001     0.028      (0.015)
Net asset value, end of period                                       $1.138     $1.039     $1.085    $1.084      $1.056
                                                                   --------   --------   --------   -------    --------
TOTAL RETURN                                                         10.28%      1.52%      6.72%     9.01%       5.07%
RATIOS AND SUPPLEMENTAL DATA:
Net assets, end of period (in thousands)                           $310,825   $339,767   $356,834   $325,702   $325,495
Ratio of expenses to average net assets                               0.48%      0.48%      0.46%     0.45%       0.45%
Ratio of net investment income (loss) to average net assets           6.43%      5.98%      6.18%     6.60%       6.67%
Portfolio turnover rate                                              534.3%    472.00%    207.80%    46.50% a   201.00%
Current Yield b                                                       6.68%      6.83%      6.15%     6.66%       6.67%



  a  Excluding mortgage dollar rolls
  b The yield information will fluctuate and publication of yield may not provide a basis for comparison with bank deposits, other investments which are insured and/or pay a fixed yield for a stated period of time, or other investment companies. In addition, information may be of limited use for comparative purposes because it does not reflect charges imposed at the Separate Account or Plan level which, if included, would decrease the yield. This figure has not been audited.


74                                                     HARTFORD HLS MUTUAL FUNDS

FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

HARTFORD MONEY MARKET HLS FUND, INC.

These tables are intended to help you understand each fund's financial performance of the Class IA shares for the past five years. Certain information reflects financial results for a single fund share. The total returns in the table represent the rate that an investor in Class IA shares would have earned or lost on an investment in each fund (assuming reinvestment of all dividends and distributions). This information has been audited by Arthur Andersen LLP, whose report, along with each fund's financial statements and financial highlights, are included in the annual report which is available upon request.


                                                                                   CLASS IA - PERIOD ENDED:
                                                                    12/31/00     12/31/99    12/31/98   12/31/97   12/31/96
                                                                   -----------  -----------  ---------  ---------  ---------
PER SHARE OPERATING PERFORMANCE
Net asset value, beginning of period                                   $1.000       $1.000     $1.000     $1.000     $1.000
Net investment income (loss)                                            0.059        0.070      0.051      0.049      0.050
Net realized and unrealized gain (loss) on investments                  0.000        0.000      0.000      0.000      0.000
                                                                   ----------   ----------   --------   --------   --------
Total from investment operations                                        0.059        0.070      0.051      0.049      0.050
Less distributions:
  Dividends from net investment income                                 (0.059)      (0.070)    (0.051)    (0.049)    (0.050)
  Distributions from net realized gain on investments                   0.000        0.000      0.000      0.000      0.000
  Return of capital                                                     0.000        0.000      0.000      0.000      0.000
                                                                   ----------   ----------   --------   --------   --------
Total from distributions                                               (0.059)      (0.070)    (0.051)    (0.049)    (0.050)
                                                                   ----------   ----------   --------   --------   --------
Net increase (decrease) in net asset value                              0.000        0.000      0.000      0.000      0.000
Net asset value, end of period                                         $1.000       $1.000     $1.000     $1.000     $1.000
                                                                   ----------   ----------   --------   --------   --------
TOTAL RETURN                                                            6.10%        4.89%      5.25%      5.31%      5.18%
RATIOS AND SUPPLEMENTAL DATA:
Net assets, end of period (in thousands)                           $1,242,275   $1,257,436   $872,486   $612,480   $542,586
Ratio of expenses to average net assets                                 0.48%        0.47%      0.45%      0.44%      0.44%
Ratio of net investment income (loss) to average net assets             5.91%        4.81%      5.12%      5.21%      5.04%
Portfolio turnover rate
                                                                          ---          ---        ---        ---        ---
Current Yield a                                                         6.20%        5.34%      4.79%      5.36%      5.10%
Effective Yield a                                                       6.39%        5.49%      4.90%      5.50%      5.23%



  a The yield information will fluctuate and publication of yield may not provide a basis for comparison with bank deposits, other investments which are insured and/or pay a fixed yield for a stated period of time, or other investment companies. In addition, information may be of limited use for comparative purposes because it does not reflect charges imposed at the Separate Account or Plan level which, if included, would decrease the yield. These figures have not been audited.


HARTFORD HLS MUTUAL FUNDS                                                     75

FOR MORE INFORMATION
--------------------------------------------------------------------------------

Two documents are available that offer further information on the Hartford HLS
Funds:

ANNUAL/SEMIANNUAL REPORT TO SHAREHOLDERS

Additional information on the funds is contained in the financial statements and portfolio holdings of the funds' annual and semiannual report. In the fund's annual report you will find a discussion of the market conditions and investment strategies that significantly affected performance during the last fiscal year, and the auditor's report.

STATEMENT OF ADDITIONAL INFORMATION (SAI)

The SAI contains more detailed information on all aspects of the funds.

A current SAI and annual report have been filed with the Securities and Exchange Commission and are incorporated by reference into (are legally a part of) this prospectus.

To request a free copy of the current annual/ semiannual report or the SAI, please contact the funds at:

BY MAIL:

Hartford HLS Funds
c/o Individual Annuity Services
P.O. Box 5085
Hartford, CT 06102-5085

BY PHONE:

1-800-862-6668

ON THE INTERNET:

http://invest.hartfordlife.com

Or you may view or obtain these documents from the SEC:

IN PERSON:

at the SEC's Public Reference Room in Washington, DC


Information on the operation of the SEC's public reference room may be obtained by calling 1-800-732-0330.


BY MAIL:


Public Reference Section
Securities and Exchange Commission
Washington, DC 20549-0102
(duplicating fee required)


ON THE INTERNET OR BY E-MAIL:

INTERNET:

www.sec.gov

E-MAIL:

publicinfo@sec.gov

Requests which are made by e-mail require the payment of a duplicating fee to the SEC to obtain a document.

SEC FILE NUMBERS:


Global Communications HLS Fund                                         811-08629
Global Financial Services HLS Fund                                     811-08629
Global Health HLS Fund                                                 811-08629
Global Technology HLS Fund                                             811-08629
Capital Appreciation HLS Fund                                          811-04005
Dividend and Growth HLS Fund                                           811-08186
Global Leaders HLS Fund                                                811-08629
Growth and Income HLS Fund                                             811-08629
Index HLS Fund                                                         811-05045
International Opportunities HLS Fund                                   811-06059
International Capital Appreciation HLS Fund                            811-08629
International Small Company HLS Fund                                   811-08629
Value HLS Fund                                                         811-08629
MidCap HLS Fund                                                        811-08185
MidCap Value HLS Fund                                                  811-08629
Focus HLS Fund                                                         811-08629
Small Company HLS Fund                                                 811-07557
Stock HLS Fund                                                         811-02630
Advisers HLS Fund                                                      811-03659
Global Advisers HLS Fund                                               811-08804
Bond HLS Fund                                                          811-03660
High Yield HLS Fund                                                    811-08629
Mortgage Securities HLS Fund                                           811-04201
Money Market HLS Fund                                                  811-03662